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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Kosmos Energy Ltd.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Kosmos Energy Ltd.

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda

April 13, 2012

Dear Shareholder:

        You are cordially invited to attend the 2012 annual general meeting of shareholders of Kosmos Energy Ltd. to be held on Friday, May 11, 2012, at 8:00 a.m., local time, at The Fairmont Southampton, 101 South Shore Road, Southampton SN02, Bermuda. For those of you who cannot attend the annual general meeting, we urge that you participate by indicating your choices on the enclosed proxy card and completing and returning it at your earliest convenience or by using the internet voting site or toll-free number listed on the enclosed proxy card to submit your vote.

        The notice of annual general meeting and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, the financial statements for the fiscal year ended December 31, 2011 and the auditor's report thereon will be laid before the shareholders in accordance with Bermuda law, and you will be asked to (i) elect nine directors to the Board of Directors; (ii) appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 and to authorize the Company's Audit Committee of the Board of Directors to determine their remuneration; (iii) provide a nonbinding, advisory vote to approve named executive officer compensation; (iv) provide a nonbinding, advisory vote to approve the frequency of holding nonbinding, advisory votes to approve named executive officer compensation; and (v) consider such other business as may properly come before the annual general meeting. I will also report on our progress during the past year and respond to shareholders' questions.

        It is important that your shares be represented at the annual general meeting, as a quorum of the shareholders must be present, either in person or by proxy, in order for the annual general meeting to take place. Even if you plan to attend the annual general meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the annual general meeting. Your vote and participation in our governance are very important to us. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Sincerely yours,

Brian F. Maxted Chief Executive Officer and Director

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, MAY 11, 2012

To the Shareholders of Kosmos Energy Ltd:

        The annual general meeting of shareholders of KOSMOS ENERGY LTD., a Bermuda exempted company (the "Company"), will be held on Friday, May 11, 2012, at 8:00 a.m., local time, at The Fairmont Southampton, 101 South Shore Road, Southampton SN02, Bermuda for the following purposes:

  1.
  To elect nine directors to hold office until the 2013 annual general meeting of shareholders, and until their respective successors are elected;

  2.
  To appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 and to authorize the Company's Audit Committee of the Board of Directors to determine their remuneration;

  3.
  To provide a nonbinding, advisory vote to approve named executive officer compensation;

  4.
  To provide a nonbinding, advisory vote to approve the frequency of holding nonbinding, advisory votes to approve named executive officer compensation; and

  5.
  To transact such other business as may properly come before the meeting, and any adjournment or postponement thereof.

        We will also present at the annual general meeting the financial statements for the year ended December 31, 2011 together with the auditor's report thereon. The Board of Directors of the Company has fixed the close of business on March 20, 2012 as the record date for the determination of shareholders on the Register of Members entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. The Register of Members as of the record date will be available for examination at the registered office of the Company during ordinary business hours beginning on April 16, 2012 and at the annual general meeting.

        A record of the Company's activities during 2011 and its financial statements for the fiscal year ended December 31, 2011 are contained in the Company's 2011 Annual Report on Form 10-K. The Annual Report does not form any part of the material for solicitation of proxies.

        All shareholders are cordially invited to attend the meeting. Shareholders are urged, whether or not they plan to attend the meeting, to complete, date and sign the accompanying proxy card and to return it promptly in the postage-paid return envelope provided, or, alternatively, to vote their proxy by telephone or the internet according to the instructions on the proxy card. If a shareholder who has returned a proxy attends the meeting in person, the shareholder may revoke the proxy and vote in person in accordance with the procedures described herein on all matters submitted at the meeting.

By order of the Board of Directors,

William S. Hayes Senior Vice President, Legal and External Affairs, and Corporate Secretary
April 13, 2012 Dallas, Texas

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be Held on May 11, 2012. The Notice of Annual General Meeting of Shareholders, 2012 Proxy Statement, Proxy Card and 2011 Annual Report on Form 10-K are available on the SEC Filings page at investors.kosmosenergy.com. On this site, you will also be able to access any amendments or supplements to the foregoing materials that are required to be furnished. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing that we make with the U.S. Securities and Exchange Commission (the "SEC").

PROXY STATEMENT

2012 Annual General Meeting of Shareholders

        These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Kosmos Energy Ltd. for use at the 2012 annual general meeting of shareholders, and any adjournments or postponements thereof. We refer to our Board of Directors as the "Board" and to Kosmos Energy Ltd. as "Kosmos," the "Company," "we" or "us." The annual general meeting will be held on Friday, May 11, 2012 beginning at 8:00 a.m., local time, at The Fairmont Southampton, 101 South Shore Road, Southampton SN02, Bermuda.

        The items to be considered are summarized in the Notice of Annual General Meeting of Shareholders and more fully described in this Proxy Statement. The Notice of Annual General Meeting, this Proxy Statement, the enclosed Proxy Card and our 2011 Annual Report on Form 10-K are first being mailed and made available starting on or about April 13, 2012 to all record holders of our common shares as of close of business on March 20, 2012. Our common shares represented by proxies will be voted as described below or as specified by each shareholder.

        Cameras, recording devices and other electronic devices will not be permitted at the meeting. Each shareholder attending the annual general meeting may be asked to present valid identification. Failure to bring valid identification may delay your ability to attend or prevent you from attending the meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Annual General Meeting of Shareholders to be Held on May 11, 2012.

        The Notice of Annual General Meeting of Shareholders, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available on the SEC Filings page at investors.kosmosenergy.com. On this site, you will also be able to access any amendments or supplements to the foregoing materials that are required to be furnished.

GENERAL MATTERS

        Record date.  The Board fixed the record date for the determination of shareholders entitled to notice of and to vote at the annual general meeting as of close of business on March 20, 2012. On the record date, there were 390,215,854 common shares, par value $0.01 per share, issued and outstanding, and there were no issued and outstanding shares of any other class of share capital. Our only issued and outstanding voting securities are our common shares.

        Voting Your Proxy.  Our shareholders are entitled to one vote for each common share that is owned on the record date on all matters considered at the annual general meeting. You may vote your shares either in person or by proxy. To vote by proxy, you may vote by telephone using the toll-free number listed on the Proxy Card, by the internet at the website for internet voting listed on the Proxy Card or by marking, dating, signing and mailing the enclosed Proxy Card in the prepaid envelope provided. When using internet or telephone voting, the voting systems will verify that you are a shareholder through the use of a company number for Kosmos Energy Ltd. and a unique control number for you. If you vote by internet or telephone, please do not also mail the enclosed Proxy Card. If you plan to vote in person at the annual general meeting, please bring valid identification. Even if you currently plan to attend the annual general meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the annual general meeting.

        If you receive more than one Proxy Card or voting instruction form, it means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive. If you wish to consolidate accounts, please contact Computershare Trust Company, N.A. or your broker, bank or other nominee. We will announce preliminary voting results at the annual general meeting and publish the final results in a Current Report on Form 8-K filed within four business days after the end of the annual general meeting.

        Shares Held of Record.  If your shares are held in your name and you vote by granting a proxy, which is not subsequently revoked, the proxy holders will vote the shares in accordance with your instructions. If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board's recommendations as follows:

        "FOR" Proposal 1:  To elect nine directors to serve until the 2013 annual general meeting of shareholders, and until their respective successors are elected;

        "FOR" Proposal 2:  To appoint Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2012 and to authorize the Company's Audit Committee of the Board to determine their remuneration;

        "FOR" Proposal 3:  To approve, on a nonbinding, advisory basis, named executive officer compensation; and

        Every "1 year" regarding Proposal 4:  To approve, on a nonbinding, advisory basis, the frequency of holding nonbinding, advisory votes to approve named executive officer compensation.

        If other matters properly come before the annual general meeting, the proxy holders will vote on such matters in accordance with their best judgment. Such persons also have discretionary authority to vote to adjourn the annual general meeting, including for the purpose of soliciting proxies to vote in accordance with the Board's recommendations on any of the above items.

        Shares Held in Street Name.  If your shares are held in "street name" by your broker, bank or other nominee, you will receive a voting instruction form with this Proxy Statement. Like shares held of record, you may vote your shares held in street name in person at the annual general meeting if you have obtained a legal proxy from the holder of record for your shares or you may sign and date the enclosed voting instruction form and return it in the enclosed, postage-paid envelope. If your shares are held in street name in a brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on Proposals 1, 3 and 4. If you do not instruct your broker on how to vote these proposals, your shares will not be voted on these matters. If your shares are held in the name of a broker, bank or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker, bank or nominee confirming your ownership as of the record date.

        Revoking Your Proxy.  Even after you have returned your proxy, you may revoke your proxy at any time before it is exercised by (i) submitting a written notice of revocation to our Corporate Secretary by mail to Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231 or by facsimile at (214) 445-9705, (ii) submitting a duly executed proxy bearing a later date to our Corporate Secretary by mail to Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231 or by facsimile at (214) 445-9705, (iii) using the internet voting website or the toll-free telephone number listed on the enclosed Proxy Card to deliver a duly executed proxy bearing a later date, or (iv) attending the annual general meeting and voting in person, which suspends the powers of the proxy holder.

        Quorum and Vote Required.  The presence in person or by proxy of two or more shareholders representing a majority of our issued and outstanding share capital entitled to vote shall constitute a quorum to conduct business at the annual general meeting.

        For Proposal 1, the election of directors, you may vote "FOR ALL NOMINEES," "WITHHOLD AUTHORITY FOR ALL NOMINEES" or "FOR ALL EXCEPT." A plurality of the votes of the shares present in person or represented by proxy at the annual general meeting and entitled to vote on the election of directors is required for the election of directors. This means that the nine director nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the annual general meeting and entitled to vote on the election of directors will be elected to our Board. Broker non-votes and votes marked "WITHHOLD AUTHORITY FOR ALL NOMINEES" will have no legal effect on the outcome of the election of directors. With respect to votes marked "FOR ALL EXCEPT," votes for director nominees that are withheld will have no legal effect on the outcome of the election of directors, while votes for all other director nominees will count toward a plurality.

        For each of Proposals 2 and 3, you may vote "FOR," "AGAINST" or "ABSTAIN." For Proposal 4, you may vote to hold a nonbinding, advisory vote to approve the frequency of holding nonbinding, advisory votes to approve named executive officer compensation every "1 year," "2 years" or "3 years," or you may "ABSTAIN." Under the Companies Act 1981 of Bermuda, as amended, our memorandum of association and our bye-laws, the affirmative vote of a majority of the votes cast at the annual general meeting at which a quorum is present is required to approve Proposals 2, 3 and 4. Abstentions do not count as votes cast, and as such, abstentions will have no effect on the outcome of Proposals 2, 3 and 4. Brokers will have discretionary authority to vote on Proposal 2. Brokers will not have discretionary authority to vote on Proposals 3 and 4, and broker non-votes will have no effect on the outcome of such votes.

        For Proposal 4, which is a nonbinding, advisory vote to approve the frequency of holding a nonbinding, advisory vote to approve the named executive officer compensation in the future, we may not be able to attain a majority of the votes cast for any of the alternatives and even if a majority is achieved, the vote is nonbinding. The Board intends to carefully review and consider the results of each voting alternative in Proposal 4 in making its determination on the frequency of shareholder votes on our named executive officer compensation in the future. The option receiving the greatest number of votes will be considered the frequency recommended by the Company's shareholders.

        Cost of Solicitation.  We will pay the cost of soliciting proxies for the annual general meeting. Proxies may be solicited by the employees of Kosmos and our subsidiaries, without additional compensation, in person, or by mail, courier, telephone, email or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

        Annual Report.  Our 2011 Annual Report on Form 10-K, including consolidated financial statements as of and for the year ended December 31, 2011, is being distributed to all shareholders entitled to vote at the annual general meeting together with this Proxy Statement, in satisfaction of the requirements of the SEC, the Company's bye-laws and Bermuda law. At the annual general meeting the financial statements and the auditor's report thereon will be laid before the shareholders in accordance with Bermuda law. Additional copies of the Annual Report are available at no charge upon request. To obtain additional copies of the Annual Report, please contact us at Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary, or at telephone number +1 (214) 445-9600. The Annual Report does not form any part of the materials for the solicitation of proxies. In addition, this Proxy Statement and our Annual Report are available to you at no charge electronically on the SEC Filings page at investors.kosmosenergy.com.

        The Board is not aware of any matter to be presented for action at the annual general meeting of the Company other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matter. The shareholders of the Company have no dissenter's or appraisal rights in connection with any of the proposals described herein.

        If you have any questions about the proxy materials or the annual general meeting, please contact our Corporate Secretary at Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, or by telephone at (214) 445-9600.

PROPOSAL 1—ELECTION OF DIRECTORS

        Our bye-laws provide that our Board shall consist of not less than five directors and not more than 15 directors, and the number of directors may be changed only by resolution adopted by the affirmative vote of a majority of the entire Board. The Board currently consists of nine directors: John R. Kemp III, Brian F. Maxted, David I. Foley, Jeffrey A. Harris, David B. Krieger, Prakash A. Melwani, Adebayo ("Bayo") O. Ogunlesi, Chris Tong and Christopher A. Wright. Mr. Harris has decided not to stand for re-election to our Board at the 2012 annual general meeting. The Board currently consists of a single class of directors each serving one-year terms.

        The Board has nominated nine directors for election at the annual general meeting to serve until the 2013 annual general meeting of shareholders, and until their respective successors are duly elected. Our shareholders do not have cumulative voting rights and accordingly the holders of a plurality of the shares voted can elect all of the directors then standing for election.

        We are soliciting proxies in favor of the election of each of the nominees identified below. We intend that all properly executed proxies will be voted for these nine nominees unless otherwise specified. All nominees have consented to serve as directors, if elected. If any nominee is unwilling to serve as a director at the time of the annual general meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board. The proxies may not vote for a greater number of persons than the number of nominees named. As of the date of this Proxy Statement, the Board has no reason to believe that any of the persons named below will be unable or unwilling to stand as a nominee or serve as a director, if elected.

        The Board believes that each nominee has valuable individual skills and experiences that, taken together, provide us with the knowledge, judgment and strategic vision necessary to provide effective oversight of the Company. The biographies below reflect the particular experience, qualifications, attributes and skills that led the Board to conclude that each nominee should serve on the Board.

Information About the Nominees

        The names of the nominees, their ages as of April 13, 2012, and other information about them are set forth below.

        John R. Kemp III, 67, has served as a Director since 2011 (and as a Director of our predecessor Kosmos Energy Holdings ("KEH") since 2005) and Chairman of our Board since January 2011. Mr. Kemp has nearly 20 years of experience in the oil and gas industry's international arena. Mr. Kemp has served on the Board of Newfield Exploration Company since 2003. He is currently the Chairman of Newfield Exploration's Compensation & Management Development Committee and a member of the Nominating & Corporate Governance Committee. From 1998 to 1999 he served in the role of President of Exploration and Production for the Americas at Conoco (now ConocoPhillips), where he managed the company's upstream operations and led growth efforts in North, South and Central America. Mr. Kemp joined Conoco in 1966 as an engineer and went on to serve in various key engineering and management positions around the world throughout his career there. Mr. Kemp holds a Bachelor of Science in Petroleum and Natural Gas Engineering from Pennsylvania State University. He was named a Centennial Fellow and Alumni Fellow in 1996 and 1999, respectively, of Pennsylvania State's College of Earth and Mineral Sciences.

        Brian F. Maxted, 54, is one of the founding partners of Kosmos and has been our Chief Executive Officer since January 2011. Prior to this, he served our predecessor KEH as Senior Vice President, Exploration from 2003 to 2008 and as Chief Operating Officer from 2008 to 2011. He has also served as a Director of Broad Oak Energy from February 2008 through July 2011. Prior to co-founding Kosmos in late 2003, Mr. Maxted was the Senior Vice President of Triton where he led a series of discoveries offshore Equatorial Guinea, several of which are currently producing. Mr. Maxted holds a Master of Organic Geochemistry from the University of Newcastle-upon-Tyne and a Bachelor of Science in Geology from the University of Sheffield.

        David I. Foley, 44, has served as a Director since 2011 (and as a Director of our predecessor KEH since 2004). Mr. Foley is a Senior Managing Director in the Private Equity Group at Blackstone Group L.P. ("Blackstone"). Mr. Foley currently leads Blackstone's investment activities in the energy and natural resource sector. Since joining Blackstone in 1995, Mr. Foley has been responsible for the execution of virtually all of Blackstone's energy and natural resources investments, including Premcor, Kosmos Energy, Foundation Coal, Texas Genco, Sithe Global Power, American Petroleum Tankers, OSUM, PBF Energy, Meerwind, Moser Baer and Monnet. Before joining Blackstone, Mr. Foley worked with AEA Investors in that firm's private equity business, and prior to that served as a consultant for the Monitor Company. Mr. Foley received a Bachelor of Arts and a Master of Arts in Economics from Northwestern University and received a Master of Business Administration with distinction from Harvard Business School.

        David B. Krieger, 38, has served as a Director since 2011 (and as a Director of our predecessor KEH since 2004). Mr. Krieger is a Partner of Warburg Pincus & Co. ("Warburg Pincus") and a Managing Director of Warburg Pincus LLC and has been with the firm since 2000. Mr. Krieger is involved primarily with the firm's investment activities in the energy sector. Mr. Krieger is currently a Director of MEG Energy Corp., Ceres, Inc. and several private companies. From 2004 to 2009, Mr. Krieger was a Director of ElectroMagnetic GeoServices ASA. He received a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania, a Master of Science from the Georgia Institute of Technology and a Master of Business Administration from Harvard Business School.

        Joseph P. Landy, 50, has been nominated by our Board to be elected to our Board. Mr. Landy is Co-President of Warburg Pincus and has been with the firm since 1985. Mr. Landy is jointly responsible for the management of the firm, including the formulation of strategy, oversight of investment policy and decisions, leadership of the firm's executive management committee and the coordination of limited partner communications. Mr. Landy currently serves as a Director of Bausch & Lomb and AmRest Holdings SE. He also serves on the National Executive Board of the Boy Scouts of America and is chair of its Innovation Council. Mr. Landy holds a Bachelor of Science in economics from The Wharton School at the University of Pennsylvania and a Master of Business Administration from The Leonard N. Stern School of Business at New York University.

        Prakash A. Melwani, 53, has served as a Director since 2011 (and as a Director of our predecessor KEH since 2004). Mr. Melwani is a Senior Managing Director in the Private Equity Group at Blackstone. Since joining Blackstone in 2003, Mr. Melwani has led Blackstone's investments in the Company and in Ariel Re, Foundation Coal Holdings, Inc., Performance Food Group Company, Pinnacle Foods Group Inc., RGIS Inventory Specialists, and Texas Genco Holdings, Inc. Prior to joining Blackstone, Mr. Melwani was a founding partner of Vestar Capital Partners and served as its Chief Investment Officer. Previous to that, he was with the management buyout group at The First Boston Corporation and with N.M. Rothschild & Sons in Hong Kong and London. Mr. Melwani is currently a Director of Ariel Re, Performance Food Group, Pinnacle Foods and RGIS Inventory Specialists. Mr. Melwani graduated with a First Class Honours degree in economics from Cambridge University. He received a Master of Business Administration with High Distinction from the Harvard Business School and graduated as a Baker Scholar and a Loeb Rhoades Fellow.

        Adebayo ("Bayo") O. Ogunlesi, 58, has served as a Director since 2011 (and as a Director of our predecessor KEH since 2004). Since 2006, Mr. Ogunlesi has been Chairman and Managing Partner of Global Infrastructure Partners ("GIP"), a private equity firm that invests in infrastructure assets in the energy, transport and water sectors, in both OECD and select emerging market countries. Mr. Ogunlesi previously served as Executive Vice Chairman and Chief Client Officer of Credit Suisse's Investment Banking Division with senior responsibility for Credit Suisse's corporate and sovereign investment banking clients. From 2002 to 2004, he was Head of Credit Suisse's Global Investment Banking Department. Mr. Ogunlesi is a Director of Callaway Golf Company and non-executive chairman of the Africa Finance Corporation. Mr. Ogunlesi holds a Bachelor of Arts in Politics, Philosophy and Economics with First Class Honors from Oxford University, a Juris Doctor (magna cum laude) from Harvard Law School and a Master of Business Administration from Harvard Business School. From 1980 to 1981, he served as a Law Clerk to the Honorable Thurgood Marshall, Associate Justice of the United States Supreme Court.

        Chris Tong, 55, has served as a Director since February 2011. Mr. Tong currently serves as a Director and Chairman of the Audit Committee of Targa Resources Corp. From 2009 to 2012, Mr. Tong also served on the Board of Directors of Cloud Peak Energy Inc. He served as Senior Vice President and Chief Financial Officer of Noble Energy, Inc. from January 2005 until August 2009. He also served as Senior Vice President and Chief Financial Officer of Magnum Hunter Resources, Inc. from August 1997 to December 2004. Prior thereto, he was Senior Vice President of Finance of Tejas Acadian Holding Company and its subsidiaries, including Tejas Gas Corp., Acadian Gas Corporation and Transok, Inc., all of which were wholly-owned subsidiaries of Tejas Gas Corporation. Mr. Tong held these positions from August 1996 until August 1997, and had served in other treasury positions with Tejas since August 1989. Mr. Tong holds a Bachelor of Arts in Economics from the University of Louisiana Lafayette (formerly the University of Southwestern Louisiana).

        Christopher A. Wright, 64, has served as a Director since 2011 (and as a Director of our predecessor KEH since 2004). From November 2005 to January 2011, Dr. Wright was the Executive Chairman of Fairfield Energy Limited before being appointed Chief Executive Officer in January 2011. From July 2004 to June 2010, he was a Director of ElectroMagnetic GeoServices ASA. From 2001 to 2004, Dr. Wright was Senior Vice President, Global Exploration and Technology, for Unocal based in Houston. From 1997 to 1999, he was first Director, New Business and then Chief Operating Officer for Lasmo plc in London. From 1996 to 1997, Dr. Wright led the Asia-Pacific and Middle East new business development efforts for the Mobil Oil Corporation, based out of Dallas and London. The major part of his career was with British Petroleum plc where he spent over 20 years in various technical and managerial roles of increasing seniority in locations both in the United States and the United Kingdom. His final position with the company was Chief Executive, Frontier and International, which he held from 1991 to 1995. Dr. Wright holds both a Bachelor of Science and a Doctor of Philosophy in Geology from Bristol University and has also completed the Advanced Management Program at Harvard University.

Vote Required

        Directors will be elected by a plurality of the votes of the common shares of the Company present in person or represented by proxy at the annual general meeting and entitled to vote. A properly executed proxy marked "WITHHOLD AUTHORITY FOR ALL NOMINEES" or "FOR ALL EXCEPT" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present.

Recommendation

        The Board recommends that shareholders vote "FOR" each of the nominees for director. If not otherwise specified, proxies will be voted "FOR" each of the nominees for director.

 PROPOSAL 2—APPOINTMENT OF INDEPENDENT AUDITORS

        Ernst & Young LLP has served as our independent registered public accounting firm since 2011 and of our predecessor, KEH, since 2003 and has provided to us certain audit-related services and tax services during that time.

        Under Section 89 of the Companies Act 1981, as amended, of Bermuda the shareholders have the authority to appoint the Company's independent registered public accounting firm and to authorize the Audit Committee of the Board of the Company (the "Audit Committee") to determine their remuneration. The Audit Committee has recommended reappointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. The Board is asking shareholders to approve such appointment and the authority of the Audit Committee to determine their remuneration. If an auditor is not appointed by shareholders at the annual general meeting, Ernst & Young LLP, as the incumbent independent registered public accounting firm, will continue in office until a successor is appointed in accordance with Bermuda law and the Company's bye-laws. The affirmative vote of the holders of a majority of the votes cast at the annual general meeting at which a quorum is present is required to approve the appointment and the authorization of the Audit Committee to set their remuneration.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Fees Paid to Independent Auditors

        The following table presents aggregate fees billed to us for the years ended December 31, 2011 and 2010, for professional services rendered by Ernst & Young LLP, our principal accountant for the audit of our annual financial statements and review of our interim financial statements.

	2011	2010
Audit fees	$2,041,361	$1,600,829
Audit-related fees	57,848	15,500
Tax fees	348,975	469,611
All other fees	3,594	2,542

Total fees	$2,451,778	$2,088,482

        Audit Fees.  Audit fees consisted of fees billed by Ernst & Young LLP for professional services rendered in connection with the audit and quarterly reviews of our consolidated financial statements. For 2011, audit fees included approximately $859,393 related to our initial public offering ("IPO").

        Audit-Related Fees.  Audit-related fees consisted of costs incurred related to generally accepted accounting principles.

        Tax Fees.  Tax fees consisted of costs incurred related to tax compliance services and consultations on various tax issues.

        All Other Fees.  All other fees consisted of costs incurred related to access to Ernst & Young LLP's online research services.

Pre-Approval Policies and Procedures

        Our Audit Committee has established procedures for pre-approval of audit and non-audit services as set forth in the Audit Committee charter, subject to shareholder approval if necessary under Bermuda law. The Audit Committee pre-approves all services performed by Ernst & Young LLP and discloses such fees above. The Audit Committee considers whether the provision of the services disclosed above is compatible with maintaining Ernst & Young LLP's independence.

Vote Required

        The affirmative vote of a majority of the votes cast at the annual general meeting at which a quorum is present is required for the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2012 and to authorize the Audit Committee to determine their remuneration. Abstentions shall not be treated as votes cast.

Recommendation

        The Board recommends a vote "FOR" the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2012 and to authorize the Audit Committee to determine their remuneration. If not otherwise specified, proxies will be voted "FOR" Proposal 2.

 PROPOSAL 3—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), enacted in July 2010, requires that we provide our shareholders with the opportunity to hold a nonbinding, advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

        As described in detail below in this Proxy Statement under "Compensation Discussion and Analysis," we seek to pay our named executive officers for performance, closely align the interests of our named executive officers with the interests of our shareholders and attract, retain and motivate top talent. Please refer to the Compensation Discussion and Analysis, the compensation tables and the other narrative compensation-related disclosures of this Proxy Statement for a detailed discussion of our executive compensation principles and practices and the 2011 compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather our overall executive compensation principles and practices and the 2011 compensation of our named executive officers.

        To help ensure that all shareholder views are well understood by the Board, we also encourage shareholders to use any of a number of direct communication mechanisms to effectively raise specific issues or concerns with regard to our executive compensation principles and practices.

Vote Required

        The affirmative vote of a majority of the votes cast at the annual general meeting at which a quorum is present is required to approve Proposal 3.

        Shareholders are being asked to vote on the following resolution:

        "RESOLVED, that the Company's shareholders approve, on a nonbinding, advisory basis, the compensation of the Company's executive officers named in the Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative)."

        Although the vote on this proposal is advisory and, therefore, is not binding, the Compensation Committee of the Board (the "Compensation Committee") will carefully consider the shareholder vote on this matter, including whether any actions will be necessary to address the concerns, if any, of our shareholders.

Recommendation

        The Board recommends a vote "FOR" the approval of the compensation of our named executive officers as disclosed in this Proxy Statement. If not otherwise specified, proxies will be voted "FOR" Proposal 3.

 PROPOSAL 4—ADVISORY VOTE TO APPROVE THE FREQUENCY OF HOLDING ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        The Dodd-Frank Act also provides that shareholders must be given the opportunity to vote, on a nonbinding, advisory basis, for their preference on how frequently we should seek future nonbinding, advisory votes to approve the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC.

        By voting on this Proposal 4, shareholders may indicate whether they prefer that we conduct future advisory votes to approve named executive officer compensation every 1 year, 2 years or 3 years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

        After careful consideration, our Board has determined that an advisory vote to approve named executive officer compensation that occurs every 1 year is the most appropriate alternative for the Company and, therefore, our Board recommends that you vote for an annual advisory vote to approve named executive officer compensation. Although the Company's compensation policies and practices are designed to incentivize our named executive officers to build long-term shareholder value, the Board recognizes that executive compensation disclosures are made annually. Therefore, providing for an annual advisory vote to approve named executive officer compensation may provide the Company with more direct and immediate feedback on our named executive officer compensation.

        Our executive compensation program is administered by our Compensation Committee, which is responsible for approving or recommending to the full Board the amount and form of compensation to be paid to our executive officers. Compensation decisions are complex and, for our named executive officers, are disclosed in our Proxy Statement pursuant to the disclosure rules of the SEC. We value the opinion of our shareholders and encourage communication regarding our executive compensation policies and practices.

        This vote is advisory and not binding on the Company, our Compensation Committee or our Board. However, the Board and the Compensation Committee will carefully consider the outcome of the vote when determining how often the Company should submit to our shareholders a nonbinding, advisory vote to approve the compensation of our named executive officers included in our Proxy Statement. The Board may decide that it is in the best interests of our shareholders and the Company to hold a nonbinding, advisory vote to approve named executive officer compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

Vote Required

        The affirmative vote of a majority of the votes cast at the annual general meeting at which a quorum is present is required to approve Proposal 4. Because we may not be able to attain a majority of the votes cast for any of the alternatives, the option receiving the greatest number of votes will be considered the frequency recommended by the Company's shareholders.

        Although our Board recommends holding this vote every year, you have the option to specify one of four choices for this proposal on the Proxy Card: every "1 year," every "2 years," every "3 years" or "Abstain." You are not voting to approve or disapprove the recommendation of the Board.

Recommendation

        The Board recommends that you vote to conduct a nonbinding, advisory vote to approve executive compensation every "1 year." If not otherwise specified, proxies will be voted every "1 year" regarding Proposal 4.

BOARD OF DIRECTORS, BOARD MEETINGS AND COMMITTEES

Board Composition

        As of the date of this Proxy Statement, our Board has nine directors and four Committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Health, Safety and Environmental Committee. Our bye-laws provide that the Board shall consist of not less than five directors and not more than 15 directors, and the number of directors may be changed only by resolution adopted by the affirmative vote of a majority of the entire Board. No decrease in the number of directors may shorten the term of any incumbent director.

        The Board consists of a single class of directors, each serving one-year terms. Once our controlling shareholders (as defined below in "—Committees of the Board of Directors"), in the aggregate, no longer beneficially own more than 50% of the issued and outstanding common shares, the Board will be divided into three classes of directors designated as Class I, Class II and Class III, with each class as nearly equal in number as possible, serving staggered three-year terms.

Board Leadership Structure

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, non-management directors consider the Board's leadership structure on an annual basis.

        Our Board currently separates the roles of Chairman of the Board and Chief Executive Officer. The Board believes that the functions of the Chairman of the Board are distinct from those of the Chief Executive Officer. The Board believes that, although these functions may be fulfilled by a single individual, separation of the positions currently serves to enhance the Board's oversight of, and independence from, management. Our Board does not have a written policy regarding the separation of the positions of Chairman and Chief Executive Officer, and may modify this structure in the future to best address circumstances as appropriate.

Director Independence

        We have availed ourselves of the "controlled company" exception under the NYSE rules, which exempts us from the requirements that an NYSE-listed company must have a majority of independent directors on its Board and that its Compensation and Nominating and Corporate Governance Committees be composed entirely of independent directors.

        In any event, the Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, the Board has determined that Messrs. Wright, Ogunlesi and Tong are "independent directors" as defined by the NYSE rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). There are no family relationships among any of our executive officers, directors or nominees for director.

        Our controlling shareholders currently own a number of our common shares sufficient to elect all of the members of the Board without the approval of any other shareholder.

Board's Role in Risk Oversight

        Assessing and managing risk is the responsibility of the management of the Company. However, the Board has an active role, as a whole, and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews information regarding the Company's credit, liquidity and operations, as well as the risks associated with each.

        Under its charter, the Audit Committee reviews and discusses with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies. In addition, the Audit Committee oversees risks related to the Company's financial statements, the financial reporting process, accounting, tax and legal matters as well as liquidity risks and guidelines, policies and procedures for monitoring and mitigating risks.

        Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board also discusses risk throughout the year in relation to specific proposed actions. The Board's other standing Committees—Compensation, Nominating and Corporate Governance and Heath, Safety and Environmental—oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally. The Board is kept abreast of its Committees' risk oversight and other activities through reports of the Committee chairmen to the full Board.

        Specifically relating to enterprise risk management during 2011 and 2012, the Company performed an enterprise risk assessment to identify key risks and assess procedures for managing, monitoring and mitigating risks. The Audit Committee met with management and the Company's enterprise risk management consultant regarding this process.

Meetings of the Board of Directors and Committees

        The Board held eight meetings during fiscal 2011 and took action by unanimous written consent on seven occasions. During fiscal 2011, no director attended fewer than 75% of the aggregate total number of meetings of the Board held during the period in which he was a director and of the total number of meetings held by all of the Committees of the Board on which he served. The four standing Committees of the Board are the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Heath, Safety and Environmental Committee. We expect, but do not require, our directors to attend our annual general meetings of shareholders.

        The following table shows the membership of and number of meetings held by the Board and each Committee during the fiscal year ended December 31, 2011:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Health, Safety and Environmental Committee	Board of Directors
John R. Kemp III		X	X		Chair
Brian F. Maxted				X	X
David I. Foley(1)	X				X
Jeffrey A. Harris(2)		X	X		X
David B. Krieger(3)	X				X
Prakash A. Melwani		Chair	X		X
Adebayo ("Bayo") O. Ogunlesi	X		Chair		X
Chris Tong	Chair			X	X
Christopher A. Wright(4)				Chair	X
Number of Meetings in 2011	4	7	—	3	8
Action by Written Consent in 2011	—	—	—	—	7

(1)
Mr. Foley resigned as a member of the Audit Committee effective as of August 1, 2011.

(2)
Mr. Harris has decided not to stand for re-election to the Board at the annual general meeting.

(3)
Mr. Krieger resigned as a member of the Audit Committee effective as of April 3, 2012.

(4)
Mr. Wright was appointed as a member of the Audit Committee to replace Mr. Krieger effective as of April 3, 2012.

 Committees of the Board of Directors

        We are a "controlled company," as that term is set forth in Section 303A of the NYSE Listed Company Manual, because more than 50% of our voting power is held by funds affiliated with Warburg Pincus and The Blackstone Group (together with their respective affiliates, our "controlling shareholders"), acting as a group. Under the NYSE rules, a "controlled company" may elect not to comply with certain NYSE corporate governance requirements, including (1) the requirement that a majority of the Board consist of independent directors, (2) the requirement that the Nominating and Corporate Governance Committee be composed entirely of independent directors with a written charter addressing the Committee's purpose and responsibilities, (3) the requirement that the Compensation Committee be composed entirely of independent directors with a written charter addressing the Committee's purpose and responsibilities and (4) the requirement for an annual performance evaluation of the Nominating and Corporate Governance and Compensation Committees. We have elected to be treated as a "controlled company" and thus avail ourselves of these exemptions. As a result, although we have adopted charters for our Audit, Nominating and Corporate Governance and Compensation Committees and intend to conduct annual performance evaluations of these Committees, our Board does not consist of a majority of independent directors nor do our Nominating and Corporate Governance and Compensation Committees consist entirely of independent directors. Accordingly, so long as we are a "controlled company," you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NYSE.

        Our Board has an Audit Committee, Compensation Committee, Nominating and Governance Committee and Heath, Safety and Environmental Committee, and may have such other committees as the Board shall determine from time to time. Each of the standing Committees of the Board has the composition and responsibilities described below.

        Audit Committee.  Our Audit Committee is a separately designated standing Committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our Audit Committee are Messrs. Ogunlesi, Tong and Wright, each of whom our Board has determined is financially literate. Mr. Tong is the Chairman of this Committee. Our Board has determined that Mr. Tong is an "audit committee financial expert" as described in Item 407(d)(5) of Regulation S-K, and that Messrs. Ogunlesi, Wright and Tong are "independent directors" as defined by the NYSE rules and Rule 10A-3 of the Exchange Act. We originally chose to rely on the phase-in rules of the SEC and NYSE with respect to the independence of our Audit Committee. These rules permitted us to have an Audit Committee that had one member that was independent upon the effectiveness of our IPO registration statement, a majority of members that were independent within 90 days thereafter and all members that were independent within one year thereafter. Therefore, by May 10, 2012, our Audit Committee must be and will be comprised exclusively of independent directors. Our Audit Committee is authorized to:

  •
  recommend, through the Board, to the shareholders on the appointment and termination (subject to Bermuda law) of our independent auditors;

  •
  review the proposed scope and results of the audit;

  •
  review and pre-approve the independent auditors' audit and non-audit services rendered;

  •
  approve the audit fees to be paid (subject to authorization by our shareholders to do so);

  •
  review accounting and financial controls with the independent auditors and our financial and accounting staff;

  •
  review and approve transactions between us and our directors, officers and affiliates;

  •
  recognize and prevent prohibited non-audit services;

  •
  establish procedures for complaints received by us regarding accounting matters;

  •
  oversee internal audit functions;

  •
  oversee the resource and reserve process, including the external reporting of resource and reserve information; and

  •
  prepare the report of the Audit Committee that SEC rules require to be included in this Proxy Statement.

        The Audit Committee's responsibilities are set forth in its charter, which was approved by the Board on May 9, 2011 (as amended on April 3, 2012) and is reviewed annually. The charter is available on the Corporate Governance page at investors.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. During fiscal 2011, the Audit Committee held four meetings and did not take any action by unanimous written consent.

        Compensation Committee.  The members of our Compensation Committee are Messrs. Harris, Kemp and Melwani. Mr. Melwani is the Chairman of this Committee. Mr. Harris has decided not to stand for re-election to the Board at the 2012 annual general meeting. If Mr. Landy is elected to the Board at our 2012 annual general meeting, we expect the Board to appoint him to the Compensation Committee. Our Compensation Committee is authorized to, among other things:

  •
  review and approve the compensation arrangements for our executive officers, including the compensation for our Chief Executive Officer;

  •
  review and approve compensation for our directors;

  •
  periodically review, in consultation with our Chief Executive Officer, our management succession planning;

  •
  review and evaluate our executive compensation and benefits policies generally, including review and recommendation of any incentive compensation and equity-based plans;

  •
  prepare the report of the Compensation Committee that SEC rules require to be included in the Proxy Statement or Annual Report on Form 10-K, review and discuss the Company's Compensation Discussion and Analysis with management and provide a recommendation to the Company's Board regarding the inclusion of the Compensation Discussion and Analysis in the Proxy Statement or Form 10-K;

  •
  retain and terminate any advisors, including any compensation consultants, and approve any such advisors' fees and other retention terms; and

  •
  delegate its authority to subcommittees or the Chairman of the Committee when it deems it appropriate and in the best interests of the Company.

        The Compensation Committee's responsibilities are set forth in its charter, which was approved by the Board on May 9, 2011 and is reviewed annually. The charter is available on the Corporate Governance page at investors.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. During fiscal 2011, the Compensation Committee held seven meetings and did not take any action by unanimous written consent. The Compensation Committee was formed in connection with our IPO.

        Nominating and Corporate Governance Committee.  The members of our Nominating and Corporate Governance Committee are Messrs. Harris, Kemp, Melwani and Ogunlesi. Mr. Ogunlesi is the Chairman of this Committee. Mr. Harris has decided not to stand for re-election to the Board at the 2012 annual general meeting. If Mr. Landy is elected to the Board at our 2012 annual general meeting, we expect the Board to appoint him to the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is authorized to:

  •
  identify and nominate members for election to the Board;

  •
  develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

  •
  oversee the evaluation of the Board and management.

        The Nominating and Corporate Governance Committee's responsibilities are set forth in its charter, which was approved by the Board on May 9, 2011 and is reviewed annually. The charter is available on the Corporate Governance page at investors.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. The Nominating and Corporate Governance Committee was formed in connection with our IPO. Because we had confirmed our corporate governance procedures and structures and Board composition in connection with our IPO in May 2011, no matters were deemed necessary for the Nominating and Corporate Governance Committee to consider during the remainder of fiscal 2011. Therefore, the Committee did not hold any meetings and did not take any action by unanimous written consent in 2011.

        Health, Safety and Environmental Committee.  The members of our Health, Safety and Environmental Committee are Messrs. Maxted, Tong and Wright. Mr. Wright is the Chairman of this Committee. The principal responsibilities of this Committee are to:

  •
  monitor the establishment of goals and targets for health, safety and environmental performance;

  •
  monitor medium- and long-term performance versus targets and objectives and work with management to review health, safety and environmental standards, policies and procedures and make improvements accordingly;

  •
  review emergency and incident response plans; and

  •
  monitor the identification, management and mitigation of major health, safety and environmental risks.

        The Health, Safety and Environmental Committee does not act pursuant to a formal charter. During fiscal 2011, the Committee held three meetings and did not take any action by unanimous written consent. The Committee was formed in May 2011.

Nomination of Directors

        The nominees for election to the Board at the annual general meeting were formally nominated by the Nominating and Corporate Governance Committee and such nominations were approved by the full Board. Although the Board will consider nominees recommended by shareholders, the Board has not established any specific procedures for shareholders to follow to recommend potential director nominees for consideration. At this time, neither the Board nor the Nominating and Corporate Governance Committee has established any specific written procedures for identifying and evaluating potential director nominees or any minimum qualifications or skills for directors, although we generally consider a nominee's diversity, experience, industry knowledge and background. The Board does not deem it necessary to adopt specific written procedures because we are a "controlled company" under NYSE rules.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee are Messrs. Harris, Kemp and Melwani. Mr. Melwani is the Chairman of the Committee. No member of our Compensation Committee has been at any time an employee or an officer of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee. Messrs. Harris and Melwani have directed that the fees they are entitled to receive as compensation for serving on our Board be paid to our controlling shareholders. See "Certain Relationships and Related Transactions" and "2011 Director Compensation" below. Effective October 1, 2011, as amended on February 23, 2012, we entered into a consulting agreement with Mr. Kemp pursuant to which he receives compensation for consulting services to the Company that we may reasonably request from time to time. The October 1, 2011 agreement superseded Mr. Kemp's previous consulting agreement with our predecessor KEH, which was terminated on September 30, 2011. See "Certain Relationships and Related Transactions" and "2011 Director Compensation—Consulting Agreement with Mr. Kemp" below.

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics applicable to our employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any waiver of this Code may be made only by the Board. In accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our Code of Business Conduct and Ethics. Requests should be directed to us at Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary. The Code of Business Conduct and Ethics is also available on the Corporate Governance page at investors.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. We will disclose any amendments to or waivers of the Code of Business Conduct and Ethics on our website at www.kosmosenergy.com. Our Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines in accordance with the corporate governance rules of the NYSE. In accordance with the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our Corporate Governance Guidelines. Requests should be directed to us at Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Dallas, Texas 75231, Attention: Corporate Secretary. The Corporate Governance Guidelines are also available on the Corporate Governance page at investors.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. We will disclose any amendments to the Corporate Governance Guidelines on our website at www.kosmosenergy.com.

Shareholders Agreement

        We have entered into a shareholders agreement with affiliates of our controlling shareholders pursuant to which our controlling shareholders, collectively, have the right to designate four members of our Board. Each controlling shareholder has the right to designate: (i) two directors (or, if the size of the Board is increased, 25% of the Board, rounded to the nearest whole number) if it owns 20% or more of the issued and outstanding common shares eligible to vote at an annual general meeting of shareholders and 50% or more of the common shares owned by such controlling shareholder immediately prior to the consummation of the IPO and (ii) one director (or, if the size of the Board is increased, 12.5% of the Board, rounded to the nearest whole number) if it owns 7.5% or more of the issued and outstanding common shares eligible to vote at an annual general meeting of shareholders. Under the shareholders agreement, subject to the corporate governance requirements of the NYSE, and for as long as our controlling shareholders constitute a group that beneficially owns more than 50% of the Company's voting power, our controlling shareholders will have the right to designate 50% of the members of the Nominating and Corporate Governance Committee and a majority of the members of the Compensation Committee. After our controlling shareholders no longer constitute a group beneficially owning more than 50% of the Company's voting power, each controlling shareholder entitled to designate a director will have the right to nominate one of its director designees to each Committee of the Board (other than the Audit Committee, which will include controlling shareholder-designated directors on a transition basis to the extent consistent with the corporate governance requirements of the NYSE). A controlling shareholder will cease to have the right to designate committee members in the event that the controlling shareholder holds less than 7.5% of the issued and outstanding common shares eligible to vote at an annual general meeting of shareholders.

Communications with the Board

        Shareholders and other interested parties may communicate directly with our Board by sending a written communication in an envelope addressed to: Board of Directors, c/o our Corporate Secretary, Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231. These communications will be promptly forwarded by the Corporate Secretary to the Board.

        Shareholders and other interested parties may communicate directly with our independent directors by sending a written communication in an envelope addressed to: Board of Directors (Independent Members), c/o our Corporate Secretary, Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231. These communications will be promptly forwarded by the Corporate Secretary to the independent directors.

        Our Audit Committee has established a process for communicating complaints regarding accounting or auditing matters. To submit a complaint, you may send a written communication in an envelope addressed to: Audit Committee, c/o our Corporate Secretary, Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231. Any such complaints received or submitted will be promptly forwarded by the Corporate Secretary to Chris Tong, an independent director and Chairman of the Audit Committee, to take such action as may be appropriate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following is a description of the transactions we have engaged in since January 1, 2011 with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates.

        The operating agreement governing our predecessor, KEH, was initially entered into on March 9, 2004 and amended on each of February 20, 2005, June 13, 2007, September 18, 2007, June 18, 2008, December 18, 2008, October 9, 2009 and December 16, 2010 (as amended and restated, the "OA"), among our controlling shareholders and certain members of our management and employees. Pursuant to the OA and related contribution agreements, such controlling shareholders, members of our management and employees purchased Series A, B and C Convertible Preferred Units and were issued C1 Common Units since KEH's inception. Additionally, the OA contemplated the issuance of management and profit units as compensation for members of our management and our employees. Pursuant to the terms of the corporate reorganization that occurred concurrently with the closing of our IPO, all of the interests in KEH were exchanged for common shares of Kosmos Energy Ltd., and the OA was terminated and a new memorandum of association and articles of association were put in place for KEH. We reimbursed our controlling shareholders for their fees and expenses incurred in connection with the IPO and the related corporate reorganization in amounts totaling $420,145.

        In connection with the closing of our IPO, we entered into a shareholders agreement with affiliates of our controlling shareholders pursuant to which our controlling shareholders, collectively, have the right to designate four members of our Board. In addition, under the shareholders agreement, subject to the corporate governance requirements of the NYSE, and for as long as our controlling shareholders constitute a group that beneficially owns more than 50% of the Company's voting power, our controlling shareholders will have the right to designate 50% of the members of the Nominating and Corporate Governance Committee and a majority of the members of the Compensation Committee. After our controlling shareholders no longer constitute a group beneficially owning more than 50% of the Company's voting power, each controlling shareholder entitled to designate a director will have the right to nominate one of its director designees to each Committee of the Board (other than the Audit Committee, subject to the NYSE transition requirements). A controlling shareholder will cease to have the right to designate committee members in the event that the controlling shareholder holds less than 7.5% of the issued and outstanding common shares eligible to vote at an annual general meeting of shareholders. For additional details, see "Board of Directors, Board Meetings and Committees—Shareholders Agreement" above.

        In connection with the closing of our IPO, we entered into customary indemnification agreements with our directors. In addition, we are a party to the existing registration rights agreement by and among KEH and its unitholders pursuant to which we granted certain registration rights with respect to the common shares they received in the corporate reorganization.

        Effective October 1, 2011, as amended on February 23, 2012, we entered into a consulting agreement with Mr. Kemp pursuant to which he receives compensation for consulting services to the Company that we may reasonably request from time to time. The October 1, 2011 agreement superseded Mr. Kemp's previous consulting agreement with our predecessor KEH, which was terminated on September 30, 2011. For details, see "2011 Director Compensation—Consulting Agreement with Mr. Kemp" below.

        We believe that the above transactions were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

        Certain of our directors have directed that the fees they are entitled to receive as compensation for serving on our Board be paid to our controlling shareholders. See "2011 Director Compensation" below.

  Procedures for Review of Transactions with Related Persons

        We have adopted a set of written related party transaction policies designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure, approval and resolution of any real or potential conflicts of interest which may exist from time to time. Such policies provide, among other things, that all related party transactions, including any loans between us, our controlling shareholders and our affiliates but excluding compensation arrangements, require approval by our Nominating and Corporate Governance Committee, after considering all relevant facts and circumstances, including, without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to us, opportunity costs of alternative transactions, the materiality and character of the related party's direct or indirect interest, and the actual or apparent conflict of interest of the related party, and after determining that the transaction is in, or not inconsistent with, our and our shareholders' best interests.

 STOCK OWNERSHIP MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of our common shares to file initial reports of ownership on Form 3 and reports of changes of ownership on Forms 4 and 5 with the SEC. These officers, directors and 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms that they file. Specific due dates for these reports have been established by regulation, and we are required to report in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2011.

        To our knowledge, based solely on our review of the copies of such forms received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% beneficial owners have been complied with for the fiscal year ended December 31, 2011, except that the Form 3 filed on behalf of Mr. Tong was filed five days after the deadline.

Security Ownership of Management and Certain Beneficial Owners

        The following table sets forth certain information with respect to the beneficial ownership of our common shares, on a fully-diluted basis, as of April 1, 2012 for:

  •
  each of our current named executive officers;

  •
  each of our current directors;

  •
  each of our director nominees;

  •
  all of our current executive officers and directors as a group; and

  •
  each shareholder known by us to be the beneficial owner of more than 5% of our issued and outstanding common shares.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Percentage of ownership is based on 390,215,854 common shares issued and outstanding on April 1, 2012.

        Except as indicated in the footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all common shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas, 75231.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
John R. Kemp III(1)	758,140	*
David I. Foley(2)	—	—
Jeffrey A. Harris(3)	—	—
David Krieger(3)	—	—
Joseph P. Landy(3)	—	—
Prakash A. Melwani(2)	—	—
Adebayo O. Ogunlesi	1,369,216	*
Chris Tong(4)	38,353	*
Christopher A. Wright(5)	667,407	*
Brian F. Maxted(6)	14,113,809	3.62%
W. Greg Dunlevy(7)	9,329,390	2.39%
Paul Dailly(8)	7,873,853	2.02%
William S. Hayes(9)	1,723,120	*
Dennis C. McLaughlin(10)	1,324,450	*
All directors and executive officers as a group (17 individuals)	39,062,022	10.01%
Five Percent Shareholders
Warburg Pincus Funds(3)	154,379,137	39.56%
Blackstone Funds(2)	126,310,180	32.37%

*
Less than one percent.

(1)
Includes (i) 58,743 restricted shares held by Mr. Kemp, (ii) 278,250 common shares, 26,579 common shares, 26,579 common shares, 26,579 common shares, 26,579 common shares and 278,250 common shares held by John R. Kemp, III, Trustee of the John R. Kemp, III 2011 Grantor Retained Annuity Trust; John R. Kemp, IV, Trustee of the John R. Kemp, IV 2011 Trust No. 1; John R. Kemp, IV, Trustee of the John R. Kemp, IV 2011 Trust No. 2; Rhonda N. Kemp, Trustee of the Rhonda N. Kemp 2011 Trust No. 1; Rhonda N. Kemp, Trustee of the Rhonda N. Kemp 2011 Trust No. 2; Rosalind I. Kemp, Trustee of the Rosalind I. Kemp 2011 Grantor Retained Annuity Trust, respectively, each an entity of which Mr. Kemp is a beneficial owner and (iii) 1,800 common shares held by Mr. Kemp's wife.

(2)
Based on a Schedule 13G filed with the SEC on February 14, 2012 by Blackstone Capital Partners (Cayman) IV L.P. ("BCP IV"), Blackstone Capital Partners (Cayman) IV-A L.P. ("BCP IV-A"), Blackstone Family Investment Partnership (Cayman) IV-A L.P. ("Family"), Blackstone Participation Partnership (Cayman) IV L.P. ("Participation") and Blackstone Family Investment Partnership (Cayman) IV-A SMD L.P. ("BFIP SMD", and together with BCP IV, BCP IV-A, Family and Participation, the "Blackstone Funds"). The Blackstone Funds beneficially own (i) 118,316,712 shares, which are held by BCP IV, (ii) 1,929,515 shares, which are held by BCP IV-A, (iii) 3,120,870 shares, which are held by Family, (iv) 351,839 shares, which are held by Participation and (v) 2,591,244 shares, which are held by BFIP SMD. Blackstone Management Associates (Cayman) IV L.P. ("BMA") is a general partner of each of BCP IV and BCP IV-A. Blackstone LR Associates (Cayman) IV Ltd. ("BLRA") and BCP IV GP L.L.C. are general partners of each of BMA, Family and Participation. Blackstone Holdings III L.P. is the sole member of BCP IV GP L.L.C. and a shareholder of BLRA. Blackstone Holdings III L.P. is indirectly controlled by The Blackstone Group L.P. and is owned, directly or indirectly, by Blackstone professionals and The Blackstone Group L.P. The Blackstone Group L.P. is controlled by its general partner, Blackstone Group Management L.L.C., which is in turn, wholly owned by Blackstone's senior managing directors and controlled by its founder, Stephen A. Schwarzman. In addition, Mr. Schwarzman is a director and controlling person of BLRA. BFIP SMD is controlled by its general partner, Blackstone Family GP L.L.C., which is in turn wholly owned by Blackstone's senior managing directors and controlled by its founder, Mr. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares except to the extent of its or his indirect pecuniary interest therein. Mr. Foley and Mr. Melwani are senior managing directors of Blackstone Group Management L.L.C. and neither is deemed to beneficially own the shares beneficially owned by the Blackstone Funds. The address of each of the Blackstone Funds, BMA and BLRA is c/o Walkers Corporate Services Limited, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands and the address for Mr. Schwarzman and each of the other entities listed in this footnote is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.

(3)
Based on a Schedule 13G filed with the SEC on February 14, 2012 by (i) Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership ("WP VIII", and together with its two affiliated partnerships Warburg Pincus Netherlands Private Equity VIII C.V. I, a company formed under the laws of the Netherlands, and WP-WPVIII Investors, L.P., a Delaware limited partnership, the "WP VIII Funds"); (ii) Warburg Pincus International Partners, L.P., a Delaware limited partnership ("WPIP", and together with its two affiliated partnerships Warburg Pincus Netherlands International Partners I C.V., a company formed under the laws of the Netherlands, and WP-WPIP Investors L.P., a Delaware limited partnership, the "WPIP Funds"); (iii) Warburg Pincus Partners LLC, a New York limited liability company ("WP Partners"), the general partner of WP VIII, WPIP and certain affiliated partnerships and the sole member of the general partners of certain affiliated partnerships; (iv) Warburg Pincus & Co., a New York general partnership ("WP"), the managing member of WP Partners; (v) Warburg Pincus LLC, a New York limited liability company ("WP LLC"), which manages the WP VIII Funds and the WPIP Funds; and (vi) Messrs. Charles R. Kaye and Joseph P. Landy, a director nominee of Kosmos Energy Ltd., each a United States citizen and a Managing General Partner of WP and Co-President and Managing Member of WP LLC. The Warburg Pincus Funds are comprised of the following entities: the WPIP Funds that collectively hold 77,189,575 shares, and the WP VIII Funds that collectively hold 77,189,562 shares. Mr. Harris, who has decided not to stand for reelection as a director of Kosmos Energy Ltd. at this annual general meeting, and Mr. Krieger, a director of Kosmos Energy Ltd., are Partners of WP and Managing Directors and Members of WP LLC. All shares indicated as owned by Messrs. Harris, Krieger and Landy are included because of their affiliation with the Warburg Pincus Funds. Messrs. Harris and Krieger disclaim beneficial ownership of all shares owned by the Warburg Pincus Funds. Charles R. Kaye and Joseph P. Landy may be deemed to control the Warburg Pincus Funds. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus Funds. The address of Messrs. Harris, Krieger, Kaye and Landy, and each of the other entities listed in this footnote is 450 Lexington Avenue, New York, New York 10017.

(4)
Includes 13,353 restricted shares held by Mr. Tong.

(5)
Includes 31,797 restricted shares held by Mr. Wright.

(6)
Includes (i) 3,235,294 restricted shares held by Mr. Maxted and (ii) 5,841,114 common shares and 888,750 restricted shares held by Maxted Family Investments, Ltd., an entity of which Mr. Maxted is a beneficial owner.

(7)
Includes (i) 2,180,053 restricted shares held by Mr. Dunlevy and (ii) 1,511,957 common shares and 353,622 restricted shares held by 2008 Carnegie, Ltd., an entity of which Mr. Dunlevy is a beneficial owner.

(8)
Includes (i) 2,152,616 restricted shares held by Mr. Dailly, (ii) 1,232,342 common shares and 282,324 restricted shares held by Dailly-Simmie Ventures Ltd., an entity of which Mr. Dailly is a beneficial owner, and (iii) 1,000,000 common shares pledged by Mr. Dailly to UBS as collateral for a term loan provided by UBS to Mr. Dailly.

(9)
Includes (i) 1,347,617 restricted shares held by Mr. Hayes and (ii) 374,003 common shares pledged by Mr. Hayes to Credit Suisse, AG as collateral for a term loan provided by Credit Suisse, AG to Mr. Hayes and his wife.

(10)
Includes 1,024,443 restricted shares held by Mr. McLaughlin.

EXECUTIVE OFFICERS

        The following table sets forth the names, ages and positions of our executive officers:

Name	Age	Position
Brian F. Maxted	54	Director and Chief Executive Officer
W. Greg Dunlevy	56	Executive Vice President and Chief Financial Officer
Darrell L. McKenna	54	Chief Operating Officer
Paul Dailly	49	Senior Vice President, Exploration
Marvin M. Garrett	56	Senior Vice President, Production and Operations
Tyner M. Gaston	58	Senior Vice President, Global Human Resources
William S. Hayes	57	Senior Vice President, Legal and External Affairs
Dennis C. McLaughlin	60	Senior Vice President, Development

        Brian F. Maxted has been our Chief Executive Officer since January 2011. For Mr. Maxted's biographical information, please see "Proposal 1—Election of Directors—Directors" above.

        W. Greg Dunlevy is one of the founding partners of Kosmos and has served as our or KEH's Executive Vice President and Chief Financial Officer since 2003. Prior to co-founding Kosmos in late 2003, Mr. Dunlevy was the Chief Executive Officer of Moncrief Oil International Incorporated from 2002 to 2003 and was also previously the Senior Vice President, Chief Financial Officer and treasurer of Triton Energy Limited. Mr. Dunlevy has extensive experience and expertise in oil and gas finance, planning, treasury and banking and has worked with major and mid-cap U.S. independents for more than 25 years. Mr. Dunlevy holds a Bachelor of Science from the College of William and Mary and a Masters of Business Administration from Harvard Business School.

        Darrell L. McKenna has been our Chief Operating Officer since January 2012. Mr. McKenna joined the Company from Hess Corporation, a global integrated energy company involved in exploring and developing crude oil and natural gas, manufacturing refined petroleum products and marketing and trading refined petroleum products, natural gas and electricity. Mr. McKenna held the following positions at Hess Corporation: General Manager of Amerada Hess Corp. Equatorial Guinea from 2004 to 2006; Vice President, Africa Business Unit from 2006 to 2008; Vice President, E&P Technology from 2008 to 2009; Vice President, Global Drilling and Completions from 2009 to 2010; and President of Hess Australia from 2010 to 2012. Mr. McKenna holds a Bachelor of Science in Petroleum Engineering from the Montana School of Mineral Science and Technology.

        Paul Dailly is one of the founding partners of Kosmos and has served as our or KEH's Senior Vice President, Exploration since 2003. Mr. Dailly worked for British Petroleum plc from 1989 to 1994 and Triton Energy Limited from 1994 to 2001. While at Triton, Mr. Dailly was the geologist and technical team leader responsible for exploration and appraisal of that company's eight oil field discoveries offshore Equatorial Guinea. Mr. Dailly holds a Bachelor of Science (Honors) from Edinburgh University and a Doctor of Philosophy in Geology from the University of Oxford.

        Marvin M. Garrett has served as our or KEH's Senior Vice President, Production and Operations since 2010, prior to which he served as KEH's Senior Vice President of Operations and Development from January 2006. Before joining Kosmos in January 2006, Mr. Garrett was the Vice President of Operations for Triton where he led the development of the deepwater Ceiba oil field discovery offshore Equatorial Guinea and managed that company's drilling program in Argentina, China, Ecuador, Greece, Guatemala and Italy. Mr. Garrett has nearly three decades of experience managing oil and gas drilling, production and development activities worldwide. Mr. Garrett holds a Bachelor of Science degree in Petroleum Engineering from the University of Louisiana—Lafayette.

        Tyner M. Gaston has been our Senior Vice President, Global Human Resources since joining Kosmos in March 2012. Before joining Kosmos, Mr. Gaston served as Senior Vice President and Chief

Operations Officer, Human Resources for the outsourcing division at Xerox Corporation, with responsibility for Human Resources operations in 39 countries. Prior to that, Mr. Gaston served as Vice President, Human Resources, and Vice President, Corporate Quality Improvement, for Haggar Clothing Company. Mr. Gaston holds a Bachelor of Science in Business Administration from Virginia Commonwealth University.

        William S. Hayes has served as our Senior Vice President, Legal and External Affairs since 2011. Prior to holding his current position, Mr. Hayes served as our or KEH's General Counsel since 2007. Prior to joining Kosmos, Mr. Hayes was Senior Vice President and General Counsel for Urals Energy PLC in 2007 and Cardinal Resources PLC from 2004 to 2007. Mr. Hayes has worked for or represented public and private, major and independent exploration and production companies in approximately 30 countries. Mr. Hayes holds a Juris Doctor from St. Mary's University School of Law and a Bachelor of Journalism from the University of Texas. He is a member of the State Bar of Texas, the International Bar Association and the Association of International Petroleum Negotiators.

        Dennis C. McLaughlin has served as our or KEH's Senior Vice President, Development since 2010, prior to which he served as KEH's Vice President and Jubilee Project Director since 2008. Prior to joining Kosmos, Mr. McLaughlin worked for BHP Billiton Petroleum from 2000 to 2008 where he led the development of two large oil fields in the Gulf of Mexico. Mr. McLaughlin holds a Bachelor of Science in Mechanical Engineering with honors from Michigan State University.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis ("CD&A")

        This CD&A describes our executive compensation philosophy, process and objectives and the elements of our 2011 compensation program for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers (referred to as our "named executive officers"), and gives the context for understanding and evaluating the compensation information contained in the tables and related disclosures that follow. For 2011, our named executive officers are:

  •
  Brian Maxted, Chief Executive Officer;

  •
  Greg Dunlevy, Executive Vice President and Chief Financial Officer;

  •
  Paul Dailly, Senior Vice President, Exploration;

  •
  William Hayes, Senior Vice President, Legal and External Affairs; and

  •
  Dennis McLaughlin, Senior Vice President, Development.

Executive Summary

        In 2011, we underwent a corporate reorganization and IPO, began functioning and growing as a public company and enjoyed considerable success during this unique stage in our development. Below we have highlighted some of the key aspects of our results in 2011 and the compensation that we paid to our named executive officers to incentivize and reward performance in 2011 and future years.

2011 Business Highlights

        In 2011, we delivered the following strong financial and operating performance:

  •
  We successfully completed our IPO, raising over $600 million in equity capital to fund ongoing investments and creating significant shareholder value. We also increased our debt financing to $2 billion of committed debt.

  •
  We made significant exploration discoveries, recording our second-best exploration year so far. Discoveries included the Teak, Akasa, Banda, Tweneboa Deep and Ntomme fields.

  •
  We sold the first cargo of crude from the Jubilee field and recorded revenues of $666.9 million due to oil production from the Jubilee Field. We lifted and sold 5.971 million barrels of oil at an average realized price per barrel of nearly $112.

  •
  We expanded our portfolio of highly prospective opportunities by increasing by six million gross acres our position offshore the Kingdom of Morocco and adding a new position of three million gross acres offshore Suriname.

Key Compensation Decisions in 2011

        Our compensation program in 2011—both before and after our IPO—was designed to directly tie our named executive officers' pay to company performance, thereby aligning the executives' interests with those of our shareholders. We believe that our compensation program effectively incentivized our named executive officers in leading us to achieve the strong performance we experienced in 2011 and will continue to motivate our named executive officers to position us for future growth and success. Our key compensation decisions in 2011 included:

  •
  Base Salary.  At the end of 2011, we provided each of our named executive officers with a four percent salary increase to reflect each executive's responsibilities and experience and to help ensure retention of top talent. As the only fixed component of our compensation program and a relatively small part of our named executive officers' total compensation, base salaries are increased primarily to align with changes in responsibilities, experience and competitive practice.

  •
  Annual Cash Bonus.  To incentivize our named executive officers and to acknowledge their and the Company's strong performance in 2011, we granted them discretionary cash bonuses in November 2011. Bonus payments are not tied to a specific formula but rather are based on a holistic assessment of Company and individual performance.

  •
  Equity Incentive Awards.  To reward our employees, including our named executive officers, for their efforts toward the successful completion of our IPO, and to retain and incentivize their efforts toward our continued growth and success, we granted awards of service-vesting restricted shares (which we refer to as "service shares") and performance-vesting restricted shares (which we refer to as "performance shares") in connection with our IPO. We believe that both types of awards align the interests of our named executive officers and other employees with those of our shareholders, as the ultimate value received depends on the share price on the vesting date and, in the case of the performance shares, the level of attainment of the specified total shareholder return ("TSR") goal.

Overview

        As a recently public oil and gas exploration and production company, we are focused continuously on maximizing production, developing our discoveries and acquiring, exploring and appraising existing and new opportunities, including identifying, capturing and testing additional high-potential prospects to grow reserves and production. Our named executive officers have significant industry experience and have been instrumental in achieving these goals.

        Our compensation approach is related to our stage of development. Prior to our IPO, we were a private partnership. To retain, incentivize and reward our named executive officers and other employees, and to maintain a strong ownership culture, we granted them profit units representing targeted profit interests in our partnership predecessor KEH, which comprised a significant portion of our named executive officers' total compensation. In connection with our IPO, vested profit units were exchanged for vested common shares and unvested profit units were exchanged for service-vesting restricted shares (which we refer to as "exchange shares").

        In 2011, our named executive officers were instrumental in and were rewarded for overseeing our IPO, ensuring a smooth transition between our status as a private partnership and that of a public company and developing existing and identifying new reserve and production opportunities. As in the past, the three principal elements of our executive compensation program continued to be base salaries, annual cash bonuses and long-term equity incentive awards. Equity awards, which are designed to ensure a competitive, long-term incentive that directly aligns the interests of our named executive officers with those of our shareholders, continued to represent the most significant portion of our named executive officers' compensation.

Compensation Program Objectives and Methodology

        The objectives of our executive compensation program are as follows:

  •
  Attract, retain and motivate talented and experienced executives in the highly competitive oil and gas industry;

  •
  Reward individual and corporate performance;

  •
  Align the interests of our executives and shareholders by providing a substantial portion of the executives' compensation in the form of long-term equity-based awards granted under our long-term incentive plan (the "LTIP"); and

  •
  Motivate our executives to manage our business to meet our long-term objectives and create and increase shareholder value and reward the executives when shareholder value increases.

Elements of Our Executive Compensation Program

        Since our inception, our executive compensation program has consisted of base salaries, annual cash bonuses and long-term equity incentive compensation. Our named executive officers are not entitled to any supplemental executive retirement benefits, severance or tax gross-ups. We expect that base salaries, annual cash bonuses and long-term equity incentive compensation will remain the principal elements of our executive compensation program going forward, although the relative proportions of each element, and the specific plan and award designs, will continue to evolve as we become a more established public company. Each element of our 2011 executive compensation program is described in more detail as follows:

Element	Objective and Basis
Base salary	• Competitive for each role, taking into account experience and level of responsibility in companies of similar size, complexity and stage of development
• A basic fixed component, which comprises a relatively modest portion of overall compensation

•

Reviewed annually for possible adjustment by the Compensation Committee with input from our Chief Executive Officer (except with respect to his salary), taking into account level of responsibility and experience and competitive practice

Annual cash bonus	• Reward individual and company performance for the year

•

Bonus amount (including whether any bonus is paid) is discretionary and takes into account company performance as well as factors related to each named executive officer's responsibilities, including financial and operating performance, significant strategic initiatives, resolution of unforeseen events and organizational leadership

•

Performance factors are non-formulaic, do not require specific performance targets or preset goals to be met and are not assigned any specific weighting, thereby preserving flexibility to ensure that we provide appropriate incentives in the fast-changing business in which we operate

Equity incentive awards	• Encourage retention due to the four-year service condition
• Link interests of named executive officers and shareholders, as ultimate value realized depends on share price performance over the long term
• Performance shares provide additional link to shareholder interests due to relative TSR goal
Retirement and health and welfare benefits	• We do not provide any supplemental executive retirement plans. Our named executive officers participate in our 401(k) plan on the same basis as our employees generally

Element	Objective and Basis
• Our named executive officers are entitled to the same health and welfare benefits that are offered to employees generally, except that the executives are also entitled to annual executive physicals
No gross-ups or employment or severance agreements	• We do not provide our named executive officers with any tax gross-ups

•

Our named executive officers do not have employment or severance agreements. The only termination and change in control benefits that we provide to our named executive officers and other employees is accelerated vesting of equity awards under specified circumstances (see "Potential Payments Upon Termination or Change in Control" below)

        We believe that this mix of base salaries, annual cash bonuses and long-term equity incentive awards provides an appropriate balance between incentivizing short-term business and individual performance and long-term financial and share performance.

Executive Compensation Procedures

Role of the Compensation Committee

        Our Compensation Committee is responsible for the approval, evaluation and oversight of our executive officer compensation and equity incentive compensation plans, policies and programs. Compensation Committee members speak frequently with each other concerning compensation matters outside of regularly scheduled meetings. As Chairman of the Compensation Committee, Mr. Melwani regularly reports to the full Board regarding compensation matters.

        The Compensation Committee meets outside the presence of our named executive officers to consider the appropriate compensation for our Chief Executive Officer. The Compensation Committee analyzes the performance of our Chief Executive Officer and determines his base salary, any annual cash bonus and any grant of equity-based awards. For all other named executive officers, the Compensation Committee meets outside the presence of the named executive officers, except our Chief Executive Officer. Our Chief Executive Officer reviews the performance of each named executive officer (other than himself) with the Compensation Committee and makes recommendations to the Committee on the appropriate base salary, any cash bonuses and any grant of equity-based awards. Our Chief Executive Officer has no role in determining his own compensation.

        For more on the Compensation Committee's responsibilities, see "Board of Directors, Board Meetings and Committees—Committees of the Board of Directors—Compensation Committee" above.

Role of Compensation Consultants

        In 2011, three compensation consultants had a role in recommending the amounts and forms of the compensation that we provided to our executives and directors. As detailed below, prior to our IPO, our private company predecessor KEH and its board of directors engaged Mercer and Frederic W. Cook & Co., Inc. ("Cook"), respectively, to provide recommendations regarding compensation for 2011 given our transition to a public company. Since the IPO, the Compensation Committee has engaged Meridian Compensation Partners, LLC ("Meridian") to provide recommendations regarding compensation for the post-IPO period. In working with these consultants, we used peer groups as references to inform our compensation decisions.

  Mercer

        Mercer assisted us in determining the appropriate treatment in the IPO of outstanding profit units in KEH and in establishing a public company equity incentive program. We worked with Mercer to construct the following five groups of peer companies, which we used as a reference in deciding the total number of shares to reserve for issuance under the LTIP, the types of awards to grant and the size of individual grants.

Group	Description	Rationale	Members
Small-sized oil and gas companies	Companies with operations similar in scale and scope to those of Kosmos. Focus mainly on offshore or international exploration and production activities	Companies similar to Kosmos in terms of size and operations	ATP Oil & Gas Cimarex Energy Co. Cobalt Int'l Energy Inc. Energy XXI Mariner Energy Newfield Exploration Co. Pioneer Natural Resources Co. Plains Exploration & Prod. Co.
Mid-sized oil and gas companies	Companies that are larger in terms of analyzed financial metrics (e.g., revenue, market value, enterprise value, total assets)	Aspirational perspective on mid-sized company practices in the exploration and production space	Anadarko Petroleum Corp. Apache Corp. Canadian Natural Resources Devon Energy Corp. Encana Noble Energy Inc.
Oil and gas exploration and production IPO companies	Companies that have undergone IPOs in the previous four years	Insight into market practices in the energy industry for issues commonly surrounding IPOs	Cobalt Int'l Energy Inc. Concho Resources Inc. Continental Resources EXCO Resources Linn Energy MEG Energy Oasis Petroleum Sandridge Energy Inc. Venoco
Sponsor-backed IPO companies	Sponsor-backed companies that have undergone IPOs in the previous three years	Insight into market practices for issues commonly surrounding sponsor-backed IPOs
Bridgeport Education
Generac Holdings
Graham Packaging
GT Solar
Hyatt Hotels
KAR Auction Services
Polypore
Primerica
RailAmerica
RiskMetrics
rue21
Select Medical Holdings
SS&C Technologies
Talecris Biotherapeutics
Team Health Holdings
High growth IPO companies	Companies that have undergone IPOs in the previous three years and had a strong price appreciation	Insight into potential growth trajectory	Avago Technologies Dollar General Graham Packaging Co. Fortinet Kraton Polymers Primerica STR Holdings Vitamin Shoppe

        In addition, Mercer provided its perspective on relative TSR as a performance measure for the performance shares and the associated peer group (see "Analysis of Executive Compensation Decisions—Equity Awards—IPO Equity Awards" below). Mercer also advised on peer company executive compensation practices relating to base salaries, annual cash bonuses and annual equity incentive awards for senior executives based on proxy data from the small-sized peer group of oil and gas companies (given that these companies are of the same size and scope as Kosmos) as well as survey information focused on the energy industry from Mercer's research library. We considered the data from the Mercer analysis and the energy industry survey information provided by Mercer in determining the named executive officers' salaries for 2011 (see "Analysis of Executive Compensation Decisions—Base Salary" below).

  Cook

        The board of directors of KEH engaged Cook to provide it with independent advice in determining the structure of the IPO equity incentive awards (service shares and performance shares). In considering the design of the performance share awards, Cook reviewed with the board the following three peer groups, which were intended to reflect various aspects of the Kosmos business model:

Group	U.S.-headquartered exploration companies	U.S.-headquartered exploration and production companies	U.S. and non-U.S.- headquartered exploration and production companies
Description	U.S.-headquartered companies classified in the oil and gas exploration and production Global Industry Classification Standard sub-industry with no revenues in 2010	U.S.-headquartered companies classified in the oil and gas exploration and production Global Industry Classification Standard sub-industry with revenues of at least $900 million in 2010	Companies headquartered in the U.S. and other countries (predominantly the U.K.) with up to $3 billion in revenues and market valuations generally ranging from four to eight times revenues in 2010
Members	American Energy Group Ltd. Cobalt Int'l Energy Inc. Deep Well Oil & Gas Inc. ERHC Energy Inc. Maverick Minerals Corp. Frontier Energy Inc. Hyperdynamics Corp. Oilsands Quest Inc. Zion Oil & Gas Inc.

Anadarko Petroleum Corp.
Apache Corp.
Atlas Energy Inc.
Chesapeake Energy Corp.
Cimarex Energy Co.
Concho Resources Inc.
Denbury Resources Inc.
Devon Energy Corp.
EOG Resources Inc.
EQT Corp.
Newfield Exploration Co.
Noble Energy Inc.
Petrohawk Energy Corp.
Pioneer Natural Resources Co.
Plains Exploration & Prod. Co.
QEP Resources Inc.
Quicksilver Resources Inc.
Range Resources Corp.
Sandridge Energy Inc.
SM Energy Co.
Southwestern Energy Co.
Whiting Petroleum Corp.

Cairn Energy plc
Cimarex Energy Co.
Cobalt Int'l Energy Inc.
Dana Petroleum plc
Denbury Resources Inc.
EQT Corp.
Lundin Petroleum AB
Newfield Exploration Co.
Noble Energy Inc.
Pioneer Natural Resources Co.
Premier Oil plc
Sandridge Energy Inc.
SM Energy Co.
Southwestern Energy Co.
Tullow Oil plc
Whiting Petroleum Corp.

        Based on this review of the equity award practices of these peer companies as well as Kosmos' development stage, Cook recommended that we use a four-year relative TSR goal against a peer group as the performance condition for our performance share awards. Based on Cook's recommendation, the board of directors of KEH selected a peer group consisting of 13 oil and gas exploration and production companies most like Kosmos in light of the factors identified above and the companies' geographic reach. For more on the relative TSR goal for the performance shares, including the

13 companies in the peer group, see "Analysis of Executive Compensation Decisions—Equity Awards—IPO Equity Awards" below.

        Cook also advised on structure and trends regarding compensation for the Company's non-executive Chairman of the Board. Cook provided market research using information derived from proxy statements, public surveys and its own consulting experience. Cook did not provide any other services to the Company or our management in 2011.

  Meridian

        After we completed our IPO, our Compensation Committee retained Meridian as its independent compensation consultant. Meridian reports directly and exclusively to the Compensation Committee, although at the Committee's direction, Meridian works with management to review or prepare materials for the Committee's consideration. Meridian did not provide any other services to the Company or our management in 2011. Meridian attended one Compensation Committee meeting in late 2011 and developed materials for the Compensation Committee's consideration at other meetings.

        In 2011, Meridian provided current information on industry compensation trends and practices and their applications to Kosmos for the Company and the Compensation Committee to consider in determining executive base salary, cash bonuses and future long-term incentive awards, including the design of the Company's annual cash bonus and long-term equity incentive compensation programs. In addition, Meridian updated the Committee on changes in executive compensation and governance requirements and policies of proxy advisory services and the implications for Kosmos.

        For 2011 executive compensation matters, the Compensation Committee considered compensation data from a variety of industry sources. Meridian provided the Committee and the Company with industry trend and compensation data for the following companies, which reflect a wide cross-section of companies in the exploration and production industry:

Anadarko Petroleum Corp.	EQT Corp.	Pioneer Natural Resources Co.
Apache Corp.	Exco Resources	Plains Exploration & Prod.
Berry Petroleum	Forest Oil	QEP Resources Inc.
Bill Barrett	Hess	Quicksilver Resources
Cabot Oil & Gas	Linn Energy	Range Resources
Cimarex Energy Co.	Marathon Oil	Sm Energy
Concho Resources Inc.	Murphy Oil	Ultra Petroleum
Continental Resources	Newfield Exploration Co.	Unit
Devon Energy Corp.	Noble Energy Inc.	Whiting Petroleum
EOG Resources Inc.	Occidental Petroleum

        In evaluating prevailing industry compensation practices, the Compensation Committee noted that the referenced companies vary in size and scope, operate in different geological basins and generally have less focus on deepwater exploration than Kosmos has. We compete with these companies for talent and believe that the referenced companies are currently appropriate for executive compensation comparison. The differences and similarities between us and the companies in this peer group are taken into consideration when considering peer group data for executive compensation decisions. The Compensation Committee uses peer data as a reference for pay levels and practices and considers such data relevant to, but not determinative of, its consideration of overall executive compensation matters.

Advisory Vote to Approve Named Executive Officer Compensation

        As this is our first annual general meeting of shareholders, this is the first time that we are asking shareholders to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC (see "Proposal 3—Advisory Vote to Approve Named Executive Officer Compensation" above). The Compensation Committee will consider carefully the results of this shareholder vote, along with all shareholder views on our compensation programs that are communicated to us, when making future compensation decisions for our named executive officers.

Analysis of Executive Compensation Decisions

Base Salary

        Base salary is the sole fixed component of our executive compensation program and represents a small portion of our named executive officers' total compensation package offering them a measure of certainty and predictability. We generally review salary ranges and individual salaries for our named executive officers annually. We establish the base salary for each named executive officer based on our review of pay levels of our industry peers and business requirements for certain skills, individual experience and contributions and the roles and responsibilities of the named executive officer. We believe competitive base salaries are necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us.

        Although we have no written policies or guidelines for setting or adjusting the base salaries of our named executive officers within a specified range of the compensation levels of our publicly traded industry peers, our named executive officer salaries are intended to be competitive with our industry peers and are subject to change if, among other reasons, the executive's experience or responsibilities change materially or there are changes in the competitive market environment.

        The Compensation Committee determined that the following increases in the base salaries of our named executive officers, effective as of December 1, 2011, were appropriate for their salaries to remain competitive and to accurately reflect each executive's role and responsibilities:

Name	Base Salary (2011)	Base Salary (2012)	Increase
Brian F. Maxted	$600,000	$624,000	4.0%
W. Greg Dunlevy	$450,000	$468,000	4.0%
Paul Dailly	$400,000	$416,000	4.0%
William S. Hayes	$350,000	$364,000	4.0%
Dennis C. McLaughlin	$350,000	$364,000	4.0%

Annual Cash Bonus

        Discretionary annual cash bonuses approved by the Compensation Committee for our named executive officers for 2011 were based on Company and individual performance. In November 2011, the Committee reviewed a comprehensive report prepared by management, which incorporated data provided by the Committee's compensation consultant Meridian. The report detailed the Company's strategic, financial, exploration, development and operating performance in 2011—a landmark year in which we became a public company, successfully explored new fields and increased oil production. In determining bonuses for our named executive officers, the Committee placed particular emphasis on the executives' leadership in achieving the following results for the Company:

  •
  Successfully completed our IPO, raising over $600 million in equity capital to fund ongoing investments and creating significant shareholder value, and increased our debt financing to $2 billion of committed debt.

  •
  Made significant exploration discoveries, recording our second-best exploration year so far with discoveries including the Teak, Akasa, Banda, Tweneboa Deep and Ntomme fields.

  •
  Had six liftings of oil totaling 5.971 million barrels from the Jubilee Field Phase 1 production, resulting in revenues of $666.9 million and an average realized price per barrel of nearly $112.

  •
  Expanded our portfolio of highly prospective opportunities by adding over six million gross acres offshore the Kingdom of Morocco and adding a new position of three million gross acres offshore Suriname.

  •
  Transitioned from a private partnership to a public company, significantly enhanced our talent roster through new hires and launched several new organizational functions to accelerate and manage growth.

  •
  Navigated through several unforeseen challenges, including production rate challenges in the Jubilee field and widespread volatility in the industry's equity markets.

        The Committee also considered each named executive officer's individual levels of achievement of several performance factors in 2011, including financial performance, operating performance, significant strategic initiatives, resolution of unforeseen events, organizational leadership and investor and Board relations. Although the Committee considers the levels of achievement of these factors, other factors may be considered, and the bonuses are not calculated formulaically. The following table summarizes the most significant achievements for each named executive officer in 2011:

Name / Position	Performance Factor	Achievement of Performance Factor
Mr. Maxted Chief Executive Officer	Significant strategic initiatives	•	Strengthened relationships with existing public shareholders and introduced the Company to new equity investors post-IPO
	Resolution of unforeseen events	•	Mobilized internal team to confront unforeseen production rate challenges
	Organizational leadership	•	Formulated long-range plan to ensure delivery of differentiated value growth
	Investor and Board relations	•	Maintained ongoing dialog with private investors and the Board

Name / Position	Performance Factor	Achievement of Performance Factor
Mr. Dunlevy Executive Vice President and Chief Financial Officer	Financial and operating performance	•	Strengthened financial controls to ensure quality, timeliness and integrity of our financial statements and compliance with applicable SEC and NYSE standards
	Resolution of unforeseen events	•	Reoriented strategy to long-term business build model from an asset monetization model coincident with the need for additional funding requirements
	Organizational leadership	•	Implemented organizational growth through various internal, NYSE and regulatory control processes and requirements
	Investor and Board relations	•	Managed ongoing provision of timely, accurate and relevant data to the Board, our Committees and investors
Mr. Dailly Senior Vice President, Exploration	Operating performance	•	Successfully appraised Tweneboa and Enyenra fields to allow acceleration of development plans
	Organizational leadership	•	Independently validated prospect inventory and supported the IPO process
		•	Stabilized and grew organizational capacity commensurate with portfolio expansion
Mr. Hayes Senior Vice President, Legal and External Affairs	Operating performance	•	Staffed an expanded legal function commensurate with the needs of a public company
		•	Provided timely legal advice and services, including during the IPO process
	Organizational leadership	•	Divided the legal department into legal and external affairs functions
Mr. McLaughlin Senior Vice President, Development	Operating performance	•	Developed conceptual strategic plans for fast-track area-wide development (Mahogany East, Teak, Akasa) and initiated integrated work activities
	Significant strategic initiatives	•	Assisted new ventures in evaluating prospects of interest by providing timely, fit-for-purpose estimates for development concepts, costs, schedules and risks
		•	Successfully completed Jubilee Phase 1 project handover and successfully closed out commercial negotiations

        For the amounts of the bonuses awarded to each of our named executive officers for 2011, see the "Bonus" column of the "2011 Summary Compensation Table" below.

Equity Awards

        This section summarizes the material terms of the restricted shares that our named executive officers received in 2011. For more on these restricted shares, including their numbers, dollar values, vesting schedules and acceleration and forfeiture provisions, see the tables and narrative following the "Compensation Committee Report" below.

  Exchange Shares

        Before our IPO, our long-term equity incentives—the most significant component of our named executive officers' total compensation—were granted in the form of profit units representing targeted profit interests in our partnership predecessor KEH. As part of our corporate organization that was completed simultaneously with the closing of our IPO, those profit units that were vested at the time of the IPO were exchanged for vested common shares of Kosmos Energy Ltd. Those profit units that were unvested at the time of the IPO were exchanged for exchange shares issued under the LTIP that are scheduled to vest based on continued service according to the same vesting schedule that applied to the profit units.

  IPO Equity Awards

        In connection with our IPO, we awarded our named executive officers and other employees service shares and performance shares under the LTIP. All of our employees received service shares that vest 25% each year over four years based on continued service. Many of our employees, including our named executive officers, also received performance shares for which vesting requires both four years of continued service and the attainment of a specified relative TSR performance goal.

        The service condition for the performance shares will be met 25% on each of the first anniversaries of the closing of our IPO on May 16, 2011. The attainment of the performance condition will be determined on the fourth anniversary of the closing of the IPO on May 16, 2015 based on our TSR as compared to the TSRs of our peer companies (listed below) from the closing of the IPO to the fourth anniversary of the IPO. TSR will be calculated as the percentage by which the closing price of a share of the Company or a share of a peer company on the fourth anniversary of the IPO is more or less than the closing price of the applicable share on the closing date of the IPO ($18, for the Company), plus the amount of any dividends that are declared on the applicable share during the four years after the closing of the IPO.

        The performance condition will be met for between 0% and 100% of the performance shares based on the percentile ranking of our TSR relative to the TSRs of the peer companies as follows:

TSR Ranking	Attainment of Performance Condition
75th percentile and above	100.0%
50th percentile	50.0%
25th percentile	12.5%
Below 25th percentile	0.0%

The percentage of the performance condition attained will be interpolated for performance between the percentiles shown above.

        The 13 peer companies are listed in the table below. If a peer company is no longer publicly traded on May 16, 2015, it will be removed from the peer group and will not be replaced. These companies were selected because they are the oil and gas exploration production companies most like Kosmos in terms of geographic reach and development stage.

Anadarko Petroleum Corp.	HRT Participacoes em Petroleo SA	OGX Petroleo e Gas Participacoes SA
Apache Corp.	Lundin Petroleum AB	Premier Oil plc
BG Group plc	Nexen Inc.	Tullow Oil plc
Cairn Energy plc	Niko Resources Ltd.
Cobalt International Energy Inc.	Noble Energy Inc.

        The amounts and terms of these awards of service shares and performance shares were intended to recognize an exceptional milestone in our history, as we transformed from a private partnership into a public company valued at $6.7 billion at the time of the IPO. These awards were intended to reward the exceptional contributions of our employees, including our named executive officers, towards the successful completion of our IPO and to ensure that the executives' and employees' interests remain directly aligned with those of our shareholders during the next several critical years as we grow as a public company. The amounts of these awards, which were agreed to by our controlling shareholders before the IPO and disclosed in our IPO prospectus, reflect circumstances that were unique to the time of the IPO and are not indicative of potential future awards. To receive any payout under these awards, our named executive officers and other employees must remain employed by us through the vesting date, and, in the case of performance shares, the applicable TSR goal must be satisfied, subject to accelerated vesting under specified circumstances. In addition, the ultimate value that the executives and employees receive will depend on the share price on the vesting date and, in the case of the performance shares, the level of attainment of the relative TSR goal.

  Future Equity Awards

        Since our IPO, we have granted service shares and performance shares primarily to new hires. Going forward, we expect to grant equity incentive awards under the LTIP periodically to our named executive officers and other employees to encourage retention and to motivate them to contribute significantly to our success and to create shareholder value. We anticipate that the amounts of these future awards will reflect the performance of the Company and the recipients and such other relevant circumstances at the time of grant as determined by our Compensation Committee or the Board.

Benefits and Perquisites

        Our named executive officers are entitled to the same health and welfare benefits as our employees generally, including medical, prescription drug, dental and vision, and are also entitled to annual executive physicals the value of which is taxable to the executives and not grossed up by the Company. The named executive officers are not entitled to any supplemental executive retirement benefits and participate in our tax-qualified 401(k) plan on the same basis as our employees generally. Under the 401(k) plan, the Company matches 100% of an employee's elective deferrals up to a specified percentage of eligible compensation (6% in 2011 and 8% in 2012), subject to applicable limitations under the Internal Revenue Code. In 2011, we provided all of our employees with payments for their accrued unused vacation time but have ended this policy effective for 2012.

Employment Agreements, Severance and Change in Control Benefits

        Our named executive officers and other employees do not have employment or severance agreements and are not entitled to payments, tax gross-ups or other benefits on termination of their employment or a change in control, other than accelerated vesting of their equity awards under specified circumstances. See "Potential Payments Upon Termination or Change in Control" below.

Policy on Recovery of Compensation

        Under the Dodd-Frank Act, the New York Stock Exchange is obligated to adopt rules that will require the Company to develop and implement a policy providing that, in the event of an accounting restatement due to material noncompliance with reporting requirements under securities laws, the Company will recover from executive officers incentive-based compensation in excess of the amount that would have been paid to the executive officers under the accounting restatement for the three-year period before the restatement. Once these rules are adopted, the Board intends to adopt a formal policy regarding the recovery of compensation in compliance with the rules.

Policy Prohibiting Hedging Transactions

        Our Insider Trading Policy prohibits our employees, including our named executive officers, from engaging in speculative transactions in the Company's securities, including short sales and, unless our General Counsel provides prior written authorization, publicly-traded options and margin accounts.

Compensation Risk Assessment

        Our management team has reviewed our compensation policies and practices for all of our employees with our Compensation Committee. We believe that the balanced pay mix, diversified performance metrics, emphasis on long-term equity incentive compensation tied to service and performance conditions, the overall amount of compensation as well as our internal controls and oversight by the Committee and our Board mitigate any potential risks. The Committee has determined, based on this review, that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally limits the federal income tax deduction for compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation to $1 million per year, with an exception for performance-based compensation tied to pre-established performance goals. As a newly public company, the compensation that we pay to these executives will be exempt from this limitation during a transition period, which is scheduled to end on the date of our 2015 annual general meeting of shareholders, to the extent that specified conditions are met. Although we intend to consider deductibility under Section 162(m) when structuring our compensation arrangements for our named executive officers, we may award compensation that may not be deductible if we determine that doing so would best further the objectives of our executive compensation program and the interests of the Company and our shareholders.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the CD&A with our management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

Respectfully submitted by the Compensation Committee of the Board,
Prakash A. Melwani, Chairman
John R. Kemp III
Jeffrey A. Harris

2011 Summary Compensation Table

        The following table summarizes the compensation of our named executive officers for 2011 and 2010, including our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers as determined by their total compensation set forth in the table.

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Brian F. Maxted	2011		689,600	900,000	55,964,115	—	—	57,553,715
Chief Executive Officer(5)	2010		538,583	900,000	—	—	85	1,438,668
W. Greg Dunlevy	2011		532,500	450,000	33,578,463	—	14,700	34,575,663
Executive Vice President and Chief Financial Officer	2010		428,917	469,700	—	—	14,785	913,402

Paul Dailly	2011	(6)	431,733	300,000	33,578,463	—	14,700	34,324,896
Senior Vice President, Exploration
William S. Hayes	2011		359,567	262,500	15,262,940	—	14,700	15,899,707
Senior Vice President, Legal and External Affairs(7)	2010		338,130	337,050	—	782,550	26,900	1,484,630
Dennis C. McLaughlin	2011		364,467	285,000	10,175,289	—	14,700	10,839,456
Senior Vice President, Development	2010		333,225	406,700	—	782,550	28,247	1,550,722

(1)
The amounts in this column include the actual amounts of salary paid to our named executive officers in 2010 and 2011. Effective December 1, 2011, the executives' annual base salaries were increased by 4% to the following amounts: Mr. Maxted ($624,000), Mr. Dunlevy ($468,000), Mr. Dailly ($416,000), Mr. Hayes ($364,000) and Mr. McLaughlin ($364,000).

For 2011, we provided all of our employees with payments for their accrued unused vacation time. For our named executive officers, this column includes the following amounts for such payments for 2011: Mr. Maxted ($87,600), Mr. Dunlevy ($81,000), Mr. Dailly ($30,400), Mr. Hayes ($8,400) and Mr. McLaughlin ($13,300). Effective for 2012, we no longer provide our named executive officers and other employees with payments for their accrued unused vacation time.

(2)
The amounts in this column reflect the aggregate grant date fair values of the service shares and the performance shares awarded to the named executive officers in 2011 under the LTIP, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts of these awards, which were agreed to by our controlling shareholders before the IPO and disclosed in our IPO prospectus, reflect circumstances that were unique to the time of the IPO and are not indicative of potential future awards. The actual value, if any, realized by the executives for these awards is a function of the value of the underlying shares if and when these awards vest.

The amounts for the performance shares in this column were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The following are the values of the performance awards at the grant date assuming attainment of the maximum level of performance: Mr. Maxted ($11,789,415), Mr. Dunlevy ($7,073,642), Mr. Dailly ($7,073,642), Mr. Hayes ($3,215,302) and Mr. McLaughlin ($2,143,528).

  In connection with our IPO in 2011, each of our named executive officers received restricted shares in exchange for his unvested profit units in our predecessor KEH. Because there was no additional compensation cost associated with the exchange (i.e., the exchange shares effectively constitute a continuation of the profit units for accounting purposes), the amounts in this column do not reflect any value for the exchange shares. For additional information on how we account for stock-based compensation, see Note 14 to our consolidated financial statements in our 2011 Annual Report on Form 10-K.

(3)
The amounts in this column reflect the aggregate grant date fair values of profit units in our predecessor KEH that were awarded to Messrs. Hayes and McLaughlin in 2010, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the assumptions made in calculating these amounts, see footnote 18 to the unaudited consolidated financial statements of KEH included in our Registration Statement on Form S-1/A filed on April 25, 2011. In connection with our IPO in 2011, these profit units were exchanged for exchange shares (for more on these exchange shares, see footnote 2).

(4)
For 2011, the amounts in this column reflect matching contributions to our named executive officers' accounts under our 401(k) plan. Our named executive officers are eligible to participate in our 401(k) plan on the same basis as our employees generally. We provide a 100% match of the first 6% (increased to 8% for 2012) of eligible compensation deferred by participants under the plan, subject to applicable limitations under the Internal Revenue Code.

(5)
Mr. Maxted became our Chief Executive Officer effective January 1, 2011. He previously served as KEH's Executive Vice President and Chief Operating Officer.

(6)
No compensation is shown for Mr. Dailly for 2010 because he was not a named executive officer for 2010.

(7)
Mr. Hayes became our Senior Vice President, Legal and External Affairs in September 2011. He previously served as our and KEH's Senior Vice President, General Counsel.

 2011 Grants of Plan-Based Awards

        The following table provides information on grants of plan-based awards made to our named executive officers during 2011.

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)
						All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Compensation Committee Action Date	Threshold (#)	Target (#)	Maximum (#)
Brian F. Maxted	5/18/2011	5/6/2011				2,588,235	47,183,524
	6/15/2011	6/15/2011	80,882	139,118	647,059		8,780,591
W. Greg Dunlevy	5/18/2011	5/6/2011				1,552,941	28,310,114
	6/15/2011	6/15/2011	48,529	83,471	388,235		5,268,349
Paul Dailly	5/18/2011	5/6/2011				1,552,941	28,310,114
	6/15/2011	6/15/2011	48,529	83,471	388,235		5,268,349
William S. Hayes	5/18/2011	5/6/2011				705,882	12,868,229
	6/15/2011	6/15/2011	22,059	37,941	176,471		2,394,711
Dennis C. McLaughlin	5/18/2011	5/6/2011				470,588	8,578,819
	6/15/2011	6/15/2011	14,706	25,294	117,647		1,596,470

(1)
The amounts in this column reflect the performance shares, which are scheduled to vest between 0% and 100% of the number of shares shown in the "Maximum" sub-column based on attainment of both a service condition that will lapse 25% on each of the first four anniversaries of the closing of our IPO (i.e., on May 16 of each of 2012 to 2015) and the specified relative TSR performance condition that will be measured on the fourth anniversary of the closing of the IPO (i.e., on May 16, 2015). The amounts in the "Threshold" sub-column reflect the 12.5% of the shares that will vest on attainment of the service condition and the threshold performance level. If either the service condition or the threshold performance level is not attained, the awards will be forfeited. Because the awards do not specify a target performance level, the amounts shown in the "Target" sub-column assume that the level of performance attained at the end of the four-year performance period will equal the level of performance as of December 31, 2011, which would have resulted in 21.5% of the shares vesting. For more on the terms of these awards, see "Compensation Discussion and Analysis—Analysis of Executive Compensation Decisions—Equity Awards—IPO Equity Awards" above.

(2)
The amounts in this column reflect service shares that are scheduled to vest 25% each year over four years based solely on service.

(3)
The amounts in this column for the service shares reflect their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

The amounts in this column for the performance shares were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the values of these shares assuming attainment of the maximum level of performance, see footnote 2 to the "2011 Summary Compensation Table" above.

The actual value, if any, realized by each named executive officer for these performance shares is a function of the value of the shares if and when they vest. For additional information on how we account for equity-based compensation, see Note 14 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

        The following table provides information on the outstanding equity awards held by our named executive officers as of December 31, 2011.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Brian F. Maxted	3,476,985	42,627,836	139,118	1,705,587
W. Greg Dunlevy	2,145,440	26,303,094	83,471	1,023,354
Paul Dailly	2,046,704	25,092,591	83,471	1,023,354
William S. Hayes	1,171,146	14,358,250	37,941	465,157
Dennis C. McLaughlin	989,835	12,135,377	25,294	310,104

(1)
These columns reflect the numbers and market values of the exchange shares and service shares, which are scheduled to vest in the following numbers of shares on the following dates:

	Shares Scheduled to Vest (#)
Name	2/6/12	5/16/12	6/11/12	12/9/12	12/10/12	5/16/13	5/16/14	12/9/14	5/16/15
Brian F. Maxted	—	647,059	888,750	—	—	647,059	647,058	—	647,059
W. Greg Dunlevy	—	388,235	592,499	—	—	388,236	388,235	—	388,235
Paul Dailly	—	388,235	493,763	—	—	388,236	388,235	—	388,235
William S. Hayes	—	176,471	38,742	186,398	53,726	176,470	176,471	186,398	176,470
Dennis C. McLaughlin	83,039	117,647	9,686	186,398	53,726	117,647	117,647	186,398	117,647

  The market values of the exchange shares and service shares were calculated by multiplying the number of shares by $12.26, which was the closing price of a common share on December 30, 2011, the last trading day of 2011.

(2)
These columns reflect the numbers and market values of the 21.5% of the performance shares that would have vested as of December 31, 2011 had the four-year performance period ended on that date, based on the level of achievement of the specified relative TSR goal as of that date. The actual number of performance shares, if any, that vest will be based on the level of achievement of the relative TSR goal as of the actual end of the performance period on May 16, 2015 and the service condition, which will be met 25% on May 16 of each of 2012, 2013, 2014 and 2015. For the numbers and market values of the performance shares that will vest assuming the maximum level of achievement of the relative TSR goal, see the "Maximum" sub-column of the "2011 Grants of Plan-Based Awards" table and footnote 2 to the "2011 Summary Compensation Table" above, respectively.

 Option Exercises and Stock Vested During 2011

        The following table provides information on our named executive officers' exchange shares that vested in 2011. None of our named executive officers' service shares or performance shares vested in 2011, and none of our named executive officers held or received any stock option awards in 2011.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Brian F. Maxted	1,074,184	19,694,654
W. Greg Dunlevy	716,118	13,129,683
Paul Dailly	596,736	10,940,871
William S. Hayes	83,039	952,457
Dennis C. McLaughlin	—	—

(1)
The value realized on vesting of the exchange shares was calculated by multiplying the number of shares that vested in 2011 by the closing price of a common share on the vesting date (or if the vesting date was not a trading day, on the trading day immediately preceding the vesting date). These closing prices ranged from $11.47 to $18.50.

2011 Pension Benefits

        We do not maintain any defined benefit pension plans.

2011 Nonqualified Deferred Compensation

        We do not maintain any nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

        If on December 30, 2011 (the last business day of 2011) we had undergone a change in control or the named executive officers' employment had terminated, the named executive officers would not have been entitled to any change in control or termination payments or benefits, such as cash severance, continued medical benefits, transaction bonuses, retention payments or tax gross-ups, other than accelerated vesting of their equity awards under the circumstances described below.

        Each of our named executive officers holds exchange shares, service shares and performance shares that were unvested as of December 30, 2011. The table below sets forth the values that would have been attributable to the accelerated vesting of these shares assuming that on December 30, 2011 the executive's employment had been terminated by us without "cause" or by him for "good reason" or his employment had terminated due to his death or "disability" (see "Definitions" below for summaries of these defined terms, and see the narrative following the table for more on the circumstances under which the vesting of these shares would have accelerated). The amounts in the table are based on the $12.26 closing price of a common share on December 30, 2011.

Name	Exchange Shares ($)	Service Shares ($)	Performance Shares ($)	Total ($)
Brian F. Maxted	10,896,075	31,731,761	7,932,943	50,560,779
W. Greg Dunlevy	7,264,038	19,039,057	4,759,761	31,062,856
Paul Dailly	6,053,534	19,039,057	4,759,761	29,852,352
William S. Hayes	5,704,137	8,654,113	2,163,534	16,521,784
Dennis C. McLaughlin	6,365,968	5,769,409	1,442,352	13,577,729

  Exchange Shares and Service Shares

        Each of our named executive officers holds exchange shares and service shares that are scheduled to vest based solely on service and that would have fully vested on December 30, 2011 if on that date the executive's employment had terminated due to his death or disability or had his employment been terminated by us without cause or by him for good reason. Had we undergone a change in control on December 30, 2011, these shares would have become fully vested on the earliest to occur of:

  •
  the first anniversary of the change in control, if the executive remained employed through the anniversary date;

  •
  the regularly scheduled vesting date, if the executive remained employed through the vesting date; and

  •
  termination of the executive's employment by us or the acquiror without cause or by him for good reason or due to his death or disability.

        On termination of the named executive officer's employment by us or the acquiror for cause or by him without good reason before the earlier of the first anniversary of the change in control or the regularly scheduled vesting date, the exchange shares and the service shares would have been forfeited.

  Performance Shares

        Each of our named executive officers also holds performance shares that are scheduled to vest based on attainment of both a service condition and a relative TSR performance condition. The service condition would have been fully attained on December 30, 2011 if on that date the executive's employment had terminated due to his death or disability or had his employment been terminated by us without cause or by him for good reason, and the performance shares would have remained subject to the performance condition.

        Had we undergone a change in control on December 30, 2011, the performance condition would have been deemed attained at the maximum level, and the performance shares would have remained subject to the service condition to the extent not yet met. After the change in control, the performance shares would have vested or been forfeited under the same circumstances as are described above for the exchange shares and service shares.

  Definitions

        For purposes of the accelerated vesting of the named executive officers' equity awards under the circumstances described above, the LTIP defines "cause," "change in control," "disability" and "good reason" as follows:

        "Cause" generally means the named executive officer's:

  •
  failure to perform his duties (other than any such failure resulting from his physical or mental incapacity);

  •
  having engaged in misconduct, negligence or a breach of fiduciary duty;

  •
  having been convicted of, or having entered a plea bargain or settlement admitting guilt or the imposition of unadjudicated probation for, any crime of moral turpitude or felony under any applicable law;

  •
  breach of any restrictive covenant to which he is subject;

  •
  breach of any of our policies, including any policy that relates to expense management, human resources or the Foreign Corrupt Practices Act;

  •
  unlawful use or possession of illegal drugs on our premises or while performing his duties to us; or

  •
  commission of an act of fraud, embezzlement or misappropriation, in each case, against us.

        "Change in Control" generally means the occurrence of one or more of the following events:

  •
  the acquisition of 50% or more of the combined voting power of our outstanding securities (other than by our controlling shareholders);

  •
  the replacement of the majority of our directors during any 12-month period (other than by directors approved by a majority of our remaining directors);

  •
  the consummation of our merger, amalgamation or consolidation with another entity (unless our voting securities outstanding immediately before such transaction continue to represent more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such transaction); or

  •
  the transfer of our assets having a gross fair market value of 50% or more of the total gross market value of our assets immediately before such transfer (other than any such transfer immediately after which such assets are owned directly or indirectly by our shareholders in substantially the same proportions as their ownership of our common shares immediately before such transfer), and the subsequent distribution of the proceeds from such transfer to our shareholders having a fair market value that is greater than 50% of our fair market value immediately before such transfer.

        "Disability" generally means "disability" as defined in our long-term disability plan for the purpose of determining eligibility for benefits. If such plan contains multiple definitions of disability, then "disability" refers to that definition of disability which, if the named executive officer qualified for such benefits, would provide coverage for the longest period.

        "Good Reason" generally means the occurrence of any of the following events without the named executive officer's consent:

  •
  a reduction in his base salary or target bonus, other than any such reduction that applies generally to similarly situated employees;

  •
  relocation of the geographic location of his principal place of employment by more than 50 miles; or

  •
  a material reduction in his duties or responsibilities that occurs within two years after a change in control;

In each case, the executive must provide us with written notice specifying the circumstances alleged to constitute good reason within 90 days after the circumstances first occur. We then have 30 days to cure the circumstances. If we have not cured the circumstances within the 30-day period, the executive is required to resign his employment within 60 days after the end of the 30-day period.

2011 DIRECTOR COMPENSATION

        The following table lists the individuals who served as our non-employee directors in 2011 and summarizes their 2011 compensation. Mr. Maxted did not receive any compensation for his services as our director in 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
John R. Kemp III	50,000	279,000	697,038	1,026,038
David I. Foley	37,500	—	—	37,500
Jeffrey A. Harris	37,500	—	—	37,500
David B. Krieger	37,500	—	—	37,500
Prakash A. Melwani	48,750	—	—	48,750
Adebayo O. Ogunlesi	55,625	—	—	55,625
Chris Tong	66,875	243,425	—	310,300
Christopher A. Wright	55,625	—	—	55,625

(1)
Each of our non-employee directors is entitled to an annual cash retainer, which is paid quarterly. The retainer includes $50,000 for service on the Board and the following additional retainer if the director chairs a Board committee (effective as of February 9, 2011 for the Audit Committee and as of April 1, 2011 for the other committees and pro-rated accordingly for 2011): $25,000 for the Audit Committee (Mr. Tong), $15,000 for the Compensation Committee (Mr. Melwani), $7,500 for the Nominating and Corporate Governance Committee (Mr. Ogunlesi) and $7,500 for the Health, Safety and Environmental Committee (Mr. Wright). Messrs. Foley, Harris, Krieger and Melwani first became eligible for annual cash retainers as of April 1, 2011, and their retainers for 2011 were pro-rated accordingly. Mr. Tong was appointed to the Board in February 2011, and his retainers for 2011 for his service on the Board and as Chair of the Audit Committee were pro-rated accordingly.

(2)
The amounts in this column reflect the aggregate grant date fair values of the awards of service shares granted to Messrs. Kemp and Tong under the LTIP in 2011, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The actual value, if any, realized by the directors for these awards is a function of the value of the shares if and when they vest. For additional information on how we account for equity-based compensation, see Note 14 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2011.

  In connection with our IPO in 2011, each of Messrs. Kemp and Wright received restricted shares in exchange for his unvested profit units in our predecessor KEH. As there was no additional compensation cost associated with the exchange (i.e., the exchange shares effectively constitute a continuation of the profit units for accounting purposes), the amounts in this column do not reflect any value for the exchange shares.

  The following table sets forth the total number of exchange shares and service shares held by our non-employee directors as of December 31, 2011, along the numbers of these shares that will vest on the dates indicated:

	Shares Scheduled to Vest (#)
Name	5/16/12	6/11/12	10/1/12	11/5/12	5/16/13	11/5/13	5/16/14	11/5/14	5/16/15	Total
John R. Kemp III	—	31,797	18,000	2,982	—	2,982	—	2,982	—	58,743
Chris Tong	8,853	—	—	—	1,500	—	1,500	—	1,500	13,353
Christopher A. Wright	—	31,797	—	—	—	—	—	—	—	31,797

  The vesting of these exchange shares and service shares will accelerate under the same circumstances as the exchange shares and service shares held by our named executive officers (see "Potential Payments Upon Termination or Change in Control—Exchange Shares and Service Shares" above).

(3)
The amounts in this column reflect $495,000 paid to Mr. Kemp for the consulting services that he provided to us in 2011 under his consulting agreement, $126,491 for housing and travel expenses reimbursed to Mr. Kemp under the agreement and $75,547 for reimbursement of taxes imposed on those reimbursed expenses. This tax reimbursement was provided on a one-time basis to cover certain unanticipated taxes. For more on Mr. Kemp's consulting agreement, see "Consulting Agreement with Mr. Kemp" below.

Consulting Agreement with Mr. Kemp

        Effective October 1, 2011, we entered into a consulting agreement with Mr. Kemp, pursuant to which he provides consulting services to us as we may reasonably request from time to time for an initial period ending on September 30, 2012, which will be automatically renewed for successive one-year renewal periods unless terminated by either party on written notice provided at least 30 days before the end of the then-current period. We provide Mr. Kemp with a monthly fee (initially $45,000, and increased to $51,750 as of January 1, 2012) for his services under the agreement. The agreement also provided for an initial grant to Mr. Kemp of 18,000 service shares and provides for additional grants of 12,000 service shares when the consulting agreement is renewed at the end of the initial first year term and at the end of any subsequent one-year renewal period. Each grant is scheduled to vest after one year and will accelerate under the same circumstances as the exchange shares and service shares held by our named executive officers (see "Potential Payments Upon Termination or Change in Control—Exchange Shares and Service Shares" above). The agreement also provides that we will reimburse Mr. Kemp for his reasonable expenses incurred in connection with his providing the services under the agreement, including travel expenses and lodging incurred by him and travel expenses incurred by his wife for traveling to and from Houston and Dallas to accompany him in the performance of his services.

        Either we or Mr. Kemp may terminate the consulting agreement on 30 days' prior written notice. In addition, either we or he may request at any time that the monthly fee and the grants of service shares cease to be provided to him. The agreement contains a customary covenant perpetually restricting Mr. Kemp from disclosing our confidential information.

        The consulting agreement supersedes the consulting agreement between Mr. Kemp and our predecessor KEH. The prior agreement was substantially similar to the current agreement except that the prior agreement provided for a monthly fee of $40,000 and initial and periodic grants of profit units in KEH (rather than service shares).

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information about the exchange shares, service shares and performance shares outstanding as of December 31, 2011 that were granted under the LTIP, which is our only equity compensation plan. As of December 31, 2011, there were no outstanding options, warrants or rights underlying our common shares.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	—	9,764,579	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	9,764,579

(1)
The LTIP was approved by our sole shareholder prior to our IPO.

        Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report above and the Audit Committee Report below shall not be deemed to be "Soliciting Material," are not deemed "filed" with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filings.

 AUDIT COMMITTEE REPORT

        Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee is responsible for monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements and (3) the independence and performance of our auditors.

        The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61, "Communications with Audit Committees", as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant's communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm's independence.

        Based on the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

                      Respectfully submitted by the Audit Committee
                      of the Board,

                      Chris Tong, Chairman
                      Adebayo ("Bayo") O. Ogunlesi
                      David B. Krieger

 HOUSEHOLDING

        As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary, or by telephone at +1 (214) 445-9600. Shareholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their broker.

PROPOSALS OF SHAREHOLDERS

        Any shareholder desiring to present a shareholder proposal at our 2013 annual general meeting of shareholders and to have the proposal included in our related Proxy Statement must send it to Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary, so that it is received no later than December 14, 2012. All such proposals should be in compliance with SEC rules and regulations. We will only include in our proxy materials those shareholder proposals that we receive before the deadline and that are proper for shareholder action.

        Although information received after such date will not be included in the proxy materials sent to shareholders, a shareholder proposal may still be presented at the annual general meeting if such proposal complies with the Company's bye-laws. In accordance with our bye-laws, shareholder proposals may be brought before an annual general meeting only if such proposal is made pursuant to written notice timely given to the Company's Corporate Secretary accompanied by certain information. To be timely, a shareholder's written notice must be received at the registered office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual general meeting. For shareholder proposals for the 2013 annual general meeting of shareholders, written notice must be received between January 11, 2013 and February 10, 2013.

        In addition, Section 79 of the Companies Act of 1981 of Bermuda provides that shareholders representing either (1) not less than 5% of the total voting rights of all shareholders having a right to vote at an annual general meeting of the Company or (2) not less than 100 shareholders may require a proposal to be submitted to an annual general meeting and to circulate to the shareholders a statement of not more than 1000 words with respect to the proposal or the business to be dealt with at the meeting. Generally, notice of such a proposal must be received by the Company at its registered office not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited.

BY ORDER OF THE BOARD OF DIRECTORS

William S. Hayes Senior Vice President, Legal and External Affairs and Corporate Secretary

Dallas, Texas
April 13, 2012

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. KOSMOS ENERGY LTD. C/O KOSMOS ENERGY LLC. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you call and then follow the instructions. ATTN:CORPORATE SECERTARY 8176 PARK LANE,SUITE 500 DALLAS, TX 75231 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the All All The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 1. Election of Directors Nominees 01 John R. Kemp III 06 Prakash A. Melwani 02 Brian F. Maxted 07 Adebayo O. Ogunlesi 03 David I. Foley 08 Chris Tong 04 David B. Krieger 09 Christopher A. Wright 05 Joseph P. Landy The Board of Directors recommends you vote FOR proposals 2 and 3. 2 To appoint Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and to authorize the Company’s Audit Committee of the Board of Directors to determine their remuneration. 3 To provide a nonbinding, advisory vote to approve named executive officer compensation. For 2 years Against 3 years Abstain Abstain The Board of Directors recommends you vote 1 YEAR on the following proposal: 4 To provide a nonbinding, advisory vote to approve the frequency of holding nonbinding advisory votes to approve named executive officer compensation every one year, every two years or every three years. 1 year NOTE: Kosmos Energy Ltd. (the “Company”) is making four proposals, none of which is contingent on each other. If any other matters properly come before the Annual General Meeting or any adjournment or postponement of the meeting, the persons named in this proxy card will vote the shares represented by all properly executed proxies in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000135078_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2011 Annual Report on Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com . KOSMOS ENERGY LTD. Annual Meeting of Shareholders May 11, 2012 8:00 AM This proxy is solicited on behalf of the Board of Directors The shareholder(s) hereby appoint(s) Brian F. Maxted and W. Greg Dunlevy, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of KOSMOS ENERGY LTD. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 8:00 AM, LST on May 11, 2012, at The Fairmont Southampton, 101 South Shore Road, Southampton SN02, Bermuda, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000135078_2 R1.0.0.11699